Exhibit 99.1

Earnings Release & Supplemental Information — Unaudited June 30, 2011

OVERVIEW:	Section I
Earnings Release	—
Summary Description	1
Research Coverage	2
Selected Financial Summary Data	3-4
FINANCIAL STATEMENTS:	Section II
Quarterly Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Consolidated Reconciliations of FFO and AFFO	7
PORTFOLIO INFORMATION:	Section III
Summary of Wholly Owned Operating Office Properties by Region	8
Property Occupancy Rates by Region by Quarter for Wholly Owned Office Properties	9
Summary of Operating, Construction and Redevelopment Office Properties Ownership	9
Office Properties by Region — Wholly Owned Office Properties	10-15
Renewal Analysis for Wholly Owned Office Properties	16
Lease Expiration Analysis for Wholly Owned Office Properties	17
Top 20 Tenants — Wholly Owned Office Properties	18
Real Estate Revenues & NOI by Region	19
Same Office Properties Average Occupancy by Region	20
Same Office Property Revenues & NOI by Region	21
INVESTING ACTIVITY:	Section IV
Disposition Summary for Wholly Owned Operating Office Properties	22
Construction, Development and Land Controlled Summary	23
Land Controlled	24
Summary of Construction Projects	25
Summary of Development and Redevelopment Projects	26
Office Property Construction Placed into Service in 2011	27
Construction Leasing Trend Analysis Over Previous Five Quarters	28
WHOLESALE DATA CENTER:	Section V
Wholesale Data Center Summary	29
CAPITALIZATION:	Section VI
Quarterly Common Equity Analysis	30
Quarterly Preferred Equity and Total Market Capitalization Analysis	31
Dividend Analysis	32
Debt Analysis	33
Debt Maturity Schedule	34
JOINT VENTURES:	Section VII
Summary of Consolidated Joint Ventures	35
Summary of Unconsolidated Joint Ventures	36
RECONCILIATIONS & DEFINITIONS:	Section VIII
Supplementary Reconciliations of Non-GAAP Measures	37-38
Definitions	39-42

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

IR Contacts:
FOR IMMEDIATE RELEASE	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS SECOND QUARTER 2011 RESULTS

COLUMBIA, MD July 28, 2011 — Corporate Office Properties Trust (COPT) (NYSE: OFC) today announced financial and operating results for the quarter ended June 30, 2011. Diluted loss per share was $0.42 for the quarter ended June 30, 2011 as compared to earnings per share of $0.07 for the quarter ended June 30, 2010. Excluding a non-cash impairment charge associated primarily with the Company’s Strategic Reallocation Plan and operating property acquisition costs, funds from operations (FFO) per diluted share for the second quarter of 2011 was $0.57, a 6% increase from the $0.54 FFO per share reported in the second quarter of 2010. This increase was primarily attributable to the operations of properties acquired or placed into service in 2010, and to gains on other investments. Including the impairment charge, FFO per diluted share for the quarter ended June 30, 2011 was $0.02.

“Despite the challenging leasing environment presented by the tepid economic recovery, we modestly outperformed our expectations for the second quarter. We leased over a million square feet and same office cash net operating income (NOI), excluding gross lease termination fees, increased 10% sequentially over the first quarter of 2011,” stated Randall M. Griffin, Chief Executive Officer of Corporate Office Properties Trust.

Operating Performance:

Portfolio Summary — At June 30, 2011, the Company’s wholly-owned portfolio of 249 office properties totaled 20.2 million square feet. The weighted average remaining lease term for the portfolio was 4.9 years and the average rental rate (including tenant reimbursements) was $25.91 per square foot. The Company’s wholly-owned portfolio was 87.3% occupied and 89.4% leased as of June 30, 2011.

Same Office Performance — The Company’s same office portfolio for the quarter ended June 30, 2011 represents 81% of the rentable square feet of its consolidated portfolio and consists of 190 properties. For the quarter ended June 30, 2011, the Company’s same office property cash NOI, excluding lease termination fees, increased 10% as compared to the first quarter of 2011 and decreased 0.6% as compared to the quarter ended June 30, 2010.

Leasing — For the quarter ended June 30, 2011, 768,000 square feet were renewed equating to an 89% renewal rate, at an average committed cost of $11.49 per square foot. Total rent on renewed space increased 1.7%, as measured from the straight-line rent in effect preceding the renewal date, and decreased 7.7% on a cash basis. For renewed and retenanted space of 911,000 square feet, total straight-line rent increased 2.1% and total rent on a cash basis decreased 7.3%. The average committed cost for renewed and retenanted space was $13.21 per square foot.

Investment Activity:

Construction — At June 30, 2011, the Company had properties totaling 1.2 million square feet under construction for a total projected cost of $271.9 million.

Acquisitions — The Company did not complete any acquisitions during the second quarter 2011.

Dispositions — The Company sold three buildings located in Commons Corporate Center in Hanover, Maryland, totaling 39,000 square feet for $3.8 million.

Capital Raises:

On May 25, the Company completed a public offering of 4,600,000 newly issued common shares. The offering generated net proceeds, before offering expenses, of approximately $145.7 million.

Balance Sheet and Financial Flexibility:

As of June 30, 2011, the Company had a total market capitalization of $4.9 billion, with $2.3 billion in debt outstanding, equating to a 47% debt-to-total market capitalization ratio. Also, the Company’s weighted average interest rate was 4.9% for the quarter ended June 30, 2011 and 81% of the Company’s debt was subject to fixed interest rates, including the effect of interest rate swaps.

For the second quarter 2011, the Company’s adjusted EBITDA to interest expense coverage ratio was 3.10x, and the adjusted EBITDA fixed charge coverage ratio was 2.63x. Adjusting for construction in progress, the Company’s adjusted debt-to-adjusted EBITDA ratio was 6.39x for the three months ended June 30, 2011.

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables that follow the text of this press release.

2011 Guidance and Conference Call Information:

Management will discuss second quarter earnings results and any adjustments to earnings and FFO guidance for 2011, if applicable, on its conference call today at 11:00 a.m. Eastern Time, details of which are listed below:

Conference Call Date:	Thursday, July 28, 2011

Time:	11:00 a.m. Eastern Time

Telephone Number: (within the U.S.)	888-679-8034

Telephone Number: (outside the U.S.)	617-213-4847

Passcode:	36436732

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=PAL8ATKPJ

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, July 28 at 2:00 p.m. Eastern Time through Thursday, August 4 at midnight Eastern Time. To access the replay within in the United States, please call 888-286-8010 and use passcode 33182288. To access the replay outside the United States, please call 617-801-6888 and use passcode 33182288.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:

Please refer to the information furnished with our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses primarily on strategic customer relationships and specialized tenant requirements in the U.S. Government and Defense Information Technology sectors and Data Centers serving such sectors. The Company acquires, develops, manages and leases office and data center properties that are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in strong markets that we believe possess growth opportunities. As of June 30, 2011, the Company owned 269 office properties totaling 21.4 million rentable square feet, which includes 20 properties totaling 1.1 million square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•      general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•      adverse changes in the real estate markets including, among other things, increased competition with other companies;

•      the Company’s ability to borrow on favorable terms;

•      risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•      risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•      changes in our plans or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses;

•      our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•      governmental actions and initiatives, including risks associated with the impact of a government shutdown such as a reduction in rental revenues or non-renewal of leases;

•      the dilutive effect of issuing additional common shares; and

•      environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues
Real estate revenues	$118,543	$106,729	$238,701	$216,360
Construction contract and other service revenues	28,097	26,065	49,125	63,430
Total revenues	146,640	132,794	287,826	279,790
Expenses
Property operating expenses	44,721	39,260	94,431	86,206
Depreciation and amortization associated with real estate operations	31,440	28,720	62,830	55,531
Construction contract and other service expenses	26,909	25,402	47,527	61,801
Impairment losses	38,290	—	66,032	—
General and administrative expenses	6,320	5,926	13,097	11,826
Business development expenses	588	465	1,076	620
Total operating expenses	148,268	99,773	284,993	215,984
Operating (loss) income	(1,628)	33,021	2,833	63,806
Interest expense	(26,607)	(25,576)	(53,246)	(48,068)
Interest and other income	2,756	245	3,924	1,547
Loss on early extinguishment of debt	(25)	—	(25)	—
(Loss) income from continuing operations before equity in loss of unconsolidated entities and income taxes	(25,504)	7,690	(46,514)	17,285
Equity in loss of unconsolidated entities	(94)	(72)	(64)	(277)
Income tax benefit (expense)	5,042	(7)	5,586	(48)
(Loss) income from continuing operations	(20,556)	7,611	(40,992)	16,960
Discontinued operations	(5,467)	1,205	(6,298)	2,514
(Loss) income before gain on sales of real estate	(26,023)	8,816	(47,290)	19,474
Gain on sales of real estate, net of income taxes	16	335	2,717	352
Net (loss) income	(26,007)	9,151	(44,573)	19,826
Net loss (income) attributable to noncontrolling interests:
Common units in the Operating Partnership	1,887	(364)	3,366	(891)
Preferred units in the Operating Partnership	(165)	(165)	(330)	(330)
Other consolidated entities	61	(156)	(477)	(201)
Net (loss) income attributable to COPT	(24,224)	8,466	(42,014)	18,404
Preferred share dividends	(4,026)	(4,026)	(8,051)	(8,051)
Net (loss) income attributable to COPT common shareholders	$(28,250)	$4,440	$(50,065)	$10,353

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net (loss) income attributable to common shareholders	$(28,250)	$4,440	$(50,065)	$10,353
Dilutive effect of common units in the Operating Partnership	(1,887)	—	(3,366)	—
Amount allocable to restricted shares	(237)	(250)	(519)	(540)
Numerator for diluted EPS	$(30,374)	$4,190	$(53,950)	$9,813

Denominator:
Weighted average common shares - basic	68,446	58,489	67,399	58,169
Dilutive effect of common units	4,382	—	4,389	—
Dilutive effect of share-based compensation awards	—	421	—	405
Weighted average common shares - diluted	72,828	58,910	71,788	58,574

Diluted EPS	$(0.42)	$0.07	$(0.75)	$0.17

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net (loss) income	$(26,007)	$9,151	$(44,573)	$19,826
Add: Real estate-related depreciation and amortization	32,049	29,548	65,069	57,151
Add: Depreciation and amortization on unconsolidated real estate entities	115	171	234	346
Less: Gain on sales of previously depreciated operating properties, net of income taxes	(150)	—	(150)	(297)
Funds from operations (“FFO”)	6,007	38,870	20,580	77,026
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(330)	(330)
Noncontrolling interests - other consolidated entities	61	(156)	(477)	(201)
Preferred share dividends	(4,026)	(4,026)	(8,051)	(8,051)
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(225)	(297)	(290)	(579)
Basic and diluted FFO allocable to restricted shares	(237)	(346)	(519)	(725)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	1,415	33,880	10,913	67,140
Straight line rent adjustments	(2,611)	(1,473)	(6,523)	(3,819)
Amortization of acquisition intangibles included in net operating income	227	(94)	388	(364)
Recurring capital expenditures	(14,913)	(7,080)	(29,257)	(13,291)
Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	1,582	1,488	3,140	2,270
Impairment losses	44,605	—	72,347	—
Income tax benefit from impairment losses	(4,598)	—	(4,598)	—
Operating property acquisition costs	52	271	75	290
Loss on early extinguishment of debt	25	—	25	—
Diluted adjusted funds from operations available to common share and common unit
holders (“Diluted AFFO”)	$25,784	$26,992	$46,510	$52,226
Recurring capital expenditures on properties included in Strategic Reallocation Plan	2,475		8,130
Diluted AFFO, as adjusted for recurring capital expenditures on properties included in Strategic Reallocation Plan	$28,259		$54,640

Weighted average shares
Weighted average common shares	68,446	58,489	67,399	58,169
Conversion of weighted average common units	4,382	4,558	4,389	4,786
Weighted average common shares/units - basic FFO per share	72,828	63,047	71,788	62,955
Dilutive effect of share-based compensation awards	151	421	205	405
Weighted average common shares/units - diluted FFO per share	72,979	63,468	71,993	63,360

Diluted FFO per share	$0.02	$0.53	$0.15	$1.06
Diluted FFO per share, as adjusted for comparability	$0.57	$0.54	$1.09	$1.06
Dividends/distributions per common share/unit	$0.4125	$0.3925	$0.8250	$0.7850
Payout ratios
Diluted FFO, as adjusted for comparability	75.8%	73.2%	77.4%	74.2%
Diluted AFFO	121.9%	92.6%	131.1%	95.8%
Diluted AFFO, as adjusted for recurring capital expenditures on properties included in Strategic Reallocation Plan	111.3%	N/A	111.6%	N/A
Adjusted EBITDA interest coverage ratio	3.10x	2.85x	3.02x	2.90x
Adjusted EBITDA fixed charge coverage ratio	2.63x	2.41x	2.56x	2.44x
Debt to Adjusted EBITDA ratio (1)	7.87x	8.36x	N/A	N/A
Adjusted debt to Adjusted EBITDA ratio (2)	6.39x	7.14x	N/A	N/A

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	72,828	58,910	71,788	58,574
Weighted average common units	—	4,558	—	4,786
Anti-dilutive EPS effect of share-based compensation awards	151	—	205	—
Denominator for diluted FFO per share	72,979	63,468	71,993	63,360

(1)          Represents debt divided by Adjusted EBITDA for the three month period multiplied by four.

(2)          Represents debt adjusted to subtract construction in progress as of period end divided by Adjusted EBITDA for the three month period multiplied by four.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	June 30,	December 31,
	2011	2010
Balance Sheet Data (in thousands) (as of period end)
Properties, net of accumulated depreciation	$3,472,861	$3,445,455
Total assets	3,868,230	3,844,517
Debt, net	2,299,416	2,323,681
Total liabilities	2,514,858	2,521,379
Beneficiaries’ equity	1,353,372	1,323,138

Debt to total assets	59.4%	60.4%
Debt to undepreciated book value of real estate assets	56.0%	57.2%
Debt to total market capitalization	47.0%	46.1%

Property Data (wholly owned office properties) (as of period end)
Number of operating properties owned	249	252
Total net rentable square feet owned (in thousands)	20,244	19,990
Occupancy	87.3%	88.2%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,868,230	$3,844,517
Assets other than assets included in properties, net	(395,369)	(399,062)
Accumulated depreciation on real estate assets	534,407	503,032
Intangible assets on real estate acquisitions, net	99,917	113,735
Denominator for debt to undepreciated book value of real estate assets	$4,107,185	$4,062,222

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$11,116	$4,630	$24,386	$8,701
Total capital improvements on operating properties	2,426	1,524	4,416	2,394
Total leasing costs on operating properties	3,388	1,350	6,124	2,688
Less: Nonrecurring tenant improvements and incentives on operating properties	(875)	(136)	(3,323)	(213)
Less: Nonrecurring capital improvements on operating properties	(820)	(293)	(1,430)	(353)
Less: Nonrecurring leasing costs for operating properties	(347)	(3)	(963)	51
Add: Recurring capital expenditures on operating properties held through joint ventures	25	8	47	23
Recurring capital expenditures	$14,913	$7,080	$29,257	$13,291

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$29,632	$23,259	$57,336	$46,419
Common unit distributions	1,808	1,749	3,617	3,616
Dividends and distributions for payout ratios	$31,440	$25,008	$60,953	$50,035

Reconciliation of FFO to FFO, as adjusted for comparability
FFO	$6,007	$38,870	$20,580	$77,026
Impairment losses, net of related tax benefit	40,007	—	67,749	—
Operating property acquisition costs	52	271	75	290
Loss on early extinguishment of debt	25	—	25	—
FFO, as adjusted for comparability	$46,091	$39,141	$88,429	$77,316

Reconciliation of diluted FFO to diluted FFO available to common share and common unit holders, as adjusted for comparability
Diluted FFO	$1,415	$33,880	$10,913	$67,140
Impairment losses, net of related tax benefit	40,007	—	67,749	—
Operating property acquisition costs	52	271	75	290
Loss on early extinguishment of debt	25	—	25	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$41,499	$34,151	$78,762	$67,430

Reconciliation of GAAP net (loss) income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net (loss) income	$(26,007)	$9,151	$(44,573)	$19,826
Interest expense on continuing operations	26,607	25,576	53,246	48,068
Interest expense on discontinued operations	223	345	512	556
Income tax (benefit) expense	(5,042)	7	(5,586)	59
Real estate-related depreciation and amortization	32,049	29,548	65,069	57,151
Depreciation of furniture, fixtures and equipment	623	632	1,248	1,282
Impairment losses	44,605	—	72,347	—
Adjusted EBITDA	$73,058	$65,259	$142,263	$126,942

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$26,607	$25,576	$53,246	$48,068
Interest expense from discontinued operations	223	345	512	556
Less: Amortization of deferred financing costs	(1,702)	(1,495)	(3,461)	(2,621)
Less: Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	(1,582)	(1,488)	(3,140)	(2,270)
Denominator for interest coverage-Adjusted EBITDA	23,546	22,938	47,157	43,733
Preferred share dividends	4,026	4,026	8,051	8,051
Preferred unit distributions	165	165	330	330
Denominator for fixed charge coverage-Adjusted EBITDA	$27,737	$27,129	$55,538	$52,114

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$62,961	$64,263	$122,021	$125,023
Less: Straight-line rent adjustments	(1,581)	(1,511)	(4,662)	(3,842)
Less: Amortization of deferred market rental revenue	(193)	(281)	(432)	(736)
Same office property cash net operating income	$61,187	$62,471	$116,927	$120,445
Less: Lease termination fees, gross	(46)	(976)	(183)	(1,066)
Same office property cash net operating income, excluding
gross lease termination fees	$61,141	$61,495	$116,744	$119,379

Reconciliation of debt, net to denominator for adjusted debt to Adjusted EBITDA ratio
Debt, net	$2,299,416	$2,182,375
Less: Construction in progress, including held for sale properties	(430,608)	(319,846)
Denominator for adjusted debt to Adjusted EBITDA ratio	$1,868,808	$1,862,529

Summary Description

The Company — Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed, specialty office real estate investment trust (“REIT”). As of June 30, 2011, COPT derived 59% of its annualized rental revenue from wholly owned properties occupied primarily by tenants in the U.S. Government and/or defense information technology (“Defense IT”) sectors and data centers serving such sectors and 84% of the Company’s square footage was located in the Greater Washington/Baltimore region. At June 30, 2011, COPT’s wholly-owned portfolio of 249 office properties encompassed 20.2 million square feet and was 89.4% leased. As of the same date, COPT also owns one wholesale data center that was 17% leased.

Corporate Strategy — Through acquiring and developing, COPT has assembled a portfolio of Class-A office parks located adjacent to knowledge-based defense installations (rather than weapons production-oriented bases) that are executing programs deemed critical to the nation’s current and future security. COPT also owns dedicated data centers that serve the specialized requirements of our government and Defense IT tenants and a wholesale data center.

Management:	Investor Relations:
Randall M. Griffin, CEO	Stephanie M. Krewson, VP of IR
Roger A. Waesche, Jr., President & COO	443-285-5453, stephanie.krewson@copt.com
Stephen E. Riffee, EVP & CFO
Wayne H. Lingafelter, EVP, Development	Michelle Layne, IR Specialist
& Construction	443-285-5452, michelle.layne@copt.com

Disclosure Statement — This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability; adverse changes in the real estate markets including, among other things, increased competition with other companies; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development and operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; governmental actions and initiatives; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010.

Research Coverage

EQUITY RESEARCH COVERAGE:

Firm	Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BMO Capital Markets	Richard Anderson	212-885-4180	richard.anderson@bmo.com
Citigroup Global Markets	Michael Bilerman	212-816-1383	michael.bilerman@citi.com
Cowen and Company	Michael Gorman	646-562-1381	michael.gorman@cowen.com
Friedman Billings Ramsey & Co.	Sri Nagarajan	646-885-5429	snagarajan@fbr.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jeffries & Co.	Steve Benyik	212-707-6348	sbenyik@jefferies.com
JP Morgan	Anthony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
Keefe, Bruyette & Woods	Sheila McGrath	212-887-7793	smcgrath@kbw.com
KeyBanc Capital Markets	Jordan Sadler	917-368-2280	jsadler@keybanccm.com
Macquarie Securities	Rob Stevenson	212-231-8068	rob.stevenson@macquarie.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Dave Rodgers	440-715-2647	dave.rodgers@rbccm.com
Robert W. Baird & Co., Inc.	Chris Lucas	703-821-5780	crlucas@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Selected Financial Summary Data

(in thousands, except per share data)

	Three Months Ended										Six Months Ended
	6/30/11		3/31/11		12/31/10		9/30/10		6/30/10		6/30/11	6/30/2010
SUMMARY OF RESULTS
NOI	$75,352		$71,536		$76,694		$70,724		$69,847		$146,888	$134,547

Adjusted EBITDA	$73,058		$69,205		$79,652		$66,976		$65,259		$142,263	$126,942

Net (loss) income attributable to COPT common shareholders		$(28,250)		$(21,815)	$11,498		$4,807		$4,440		$(50,065)	$10,353

FFO - per NAREIT	$6,007		$14,573		$52,222		$39,053		$38,870		$20,580	$77,026

FFO - as adjusted for comparability	$46,091		$42,338		$52,692		$41,717		$39,141		$88,429	$77,316

Basic and diluted FFO available to common share and common unit holders	$1,415		$9,498		$47,227		$34,278		$33,880		$10,913	$67,140

Diluted AFFO available to common share and common unit holders	$25,784		$20,726		$30,962		$29,498		$26,992		$46,510	$52,226

Per share - diluted:
EPS		$(0.42)		$(0.33)	$0.18		$0.08		$0.07		$(0.75)	$0.17
FFO - NAREIT	$0.02		$0.13		$0.69		$0.54		$0.53		$0.15	$1.06
FFO - as adjusted for comparability	$0.57		$0.52		$0.70		$0.58		$0.54		$1.09	$1.06

Dividend per common share	$0.4125		$0.4125		$0.4125		$0.4125		$0.3925		$0.8250	$0.7850

Payout ratios:
Diluted FFO - as adjusted for comparability	75.8%		79.2%		61.7%		71.3%		73.2%		77.4%	74.2%
Diluted AFFO	121.9%		142.4%		95.0%		89.3%		92.6%		131.1%	95.8%
Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plan or are held for sale	111.3%		111.9%		N/A		N/A		N/A		111.6%	N/A

CAPITALIZATION
Debt, net	$2,299,416		$2,396,795		$2,323,681		$2,468,419		$2,182,375
Debt to Total Market Capitalization	47.0%		46.0%		46.1%		48.6%		45.3%
Debt to Undepreciated Book Value of Real Estate Assets	56.0%		58.4%		57.2%		62.5%		59.1%
Adjusted EBITDA fixed charge coverage ratio	2.6	x	2.5	x	2.9	x	2.4	x	2.4	x
Adjusted Debt to Adjusted EBITDA ratio	6.4	x	7.2	x	6.1	x	7.9	x	7.1	x

OTHER
Revenue from early termination of leases	$196		$146		$2,014		$182		$955		$342	$1,189
Capitalized interest costs	$4,308		$4,341		$4,520		$3,861		$4,208		$8,649	$8,144

Selected Financial Summary Data

(in thousands, except per share data)

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
PORTFOLIO
Properties, gross (excluding accumulated depreciation)
Wholly-owned	$3,887,684	$3,879,847	$3,833,624	$3,715,452	$3,484,673
+ Consolidated JV (1)	119,584	115,749	114,863	112,916	110,249
Consolidated properties	$4,007,268	$3,995,596	$3,948,487	$3,828,368	$3,594,922

# of Operating Office Properties
Wholly-owned	249	252	252	249	247
+ Consolidated JV	4	4	4	4	4
Consolidated properties	253	256	256	253	251

% Occupied
Wholly-owned	87.3%	87.0%	88.2%	87.4%	88.3%
+ Consolidated JV	58.9%	61.5%	61.5%	61.5%	60.1%
Consolidated properties	86.6%	86.4%	87.6%	86.8%	87.7%

% Leased
Wholly-owned	89.4%	89.2%	89.5%	88.7%	89.3%
+ Consolidated JV	60.1%	62.8%	62.7%	62.7%	62.6%
Consolidated properties	88.7%	88.6%	88.9%	88.1%	88.7%

Square Feet of office properties (in thousands)
Wholly-owned	20,244	20,183	19,990	19,929	19,487
+ Consolidated JV Square Footage	442	442	442	442	442
Consolidated Square Footage	20,686	20,625	20,432	20,371	19,929

% Square Feet in Greater Washington, DC/Baltimore Region from wholly owned properties	84.1%	84.4%	84.2%	84.2%	82.8%

% of Wholly Owned Office Annualized Rental Revenue from “Strategic Tenant Properties”	59.1%	58.8%	58.7%	56.5%	54.8%

(1) Includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

Quarterly Consolidated Balance Sheets

(dollars in thousands)

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Assets
Properties, net
Operating properties	$3,269,049	$3,345,921	$3,305,805	$3,241,507	$3,040,414
Land - development	248,647	253,505	256,487	241,937	234,662
Properties under construction and development, excluding associated land costs	407,674	396,170	386,195	344,924	319,846
Properties held for sale	81,898	—	—	—	—
Less: accumulated depreciation	(534,407)	(526,825)	(503,032)	(479,218)	(464,408)
Total properties, net	3,472,861	3,468,771	3,445,455	3,349,150	3,130,514

Cash and cash equivalents	11,703	12,606	10,102	11,733	9,879
Restricted cash and marketable securities	22,909	24,094	22,582	21,095	20,738
Accounts receivable, net	13,083	19,765	18,938	18,906	12,552
Deferred rent receivable	85,190	82,901	79,160	76,833	75,683
Intangible assets on real estate acquisitions, net	99,917	106,444	113,735	123,307	96,151
Deferred leasing and financing costs, net	60,988	60,479	60,649	56,568	55,762
Prepaid expenses and other assets	101,579	90,749	93,896	79,780	66,004
Total assets	$3,868,230	$3,865,809	$3,844,517	$3,737,372	$3,467,283

Liabilities and equity
Liabilities:
Debt, net	$2,299,416	$2,396,795	$2,323,681	$2,468,419	$2,182,375
Accounts payable and accrued expenses	115,154	103,043	99,699	88,461	84,164
Rents received in advance and security deposits	26,779	29,427	31,603	26,919	28,328
Dividends and distributions payable	35,021	33,048	32,986	29,899	28,580
Deferred revenue associated with operating leases	12,883	13,897	14,802	15,790	12,929
Distributions received in excess of investment in unconsolidated real estate joint venture	5,841	5,686	5,545	5,458	5,351
Interest rate derivatives	10,020	3,564	4,226	4,943	4,284
Other liabilities	9,744	8,691	8,837	7,755	9,706
Total liabilities	2,514,858	2,594,151	2,521,379	2,647,644	2,355,717

Commitments and contingencies	—	—	—	—	—

Equity:
COPT’s shareholders’ equity:
Preferred shares (aggregate liquidation preference of $216,333)	81	81	81	81	81
Common shares	719	671	669	594	593
Additional paid-in capital	1,657,536	1,511,638	1,511,844	1,271,363	1,269,142
Cumulative distributions in excess of net income	(389,195)	(331,313)	(281,794)	(265,695)	(246,008)
Accumulated other comprehensive loss	(9,624)	(3,197)	(4,163)	(4,861)	(4,263)
Total COPT’s shareholders’ equity	1,259,517	1,177,880	1,226,637	1,001,482	1,019,545
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	66,482	66,016	69,337	61,867	63,675
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	18,573	18,962	18,364	17,579	19,546
Total noncontrolling interests in subsidiaries	93,855	93,778	96,501	88,246	92,021
Total equity	1,353,372	1,271,658	1,323,138	1,089,728	1,111,566
Total liabilities and equity	$3,868,230	$3,865,809	$3,844,517	$3,737,372	$3,467,283

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10
Revenues
Rental revenue	$98,589	$97,275	$97,076	$90,952	$88,779	$195,864	$177,423
Tenant recoveries and other real estate operations revenue	19,954	22,883	23,071	21,024	17,950	42,837	38,937
Construction contract and other service revenues	28,097	21,028	27,637	13,608	26,065	49,125	63,430
Total revenues	146,640	141,186	147,784	125,584	132,794	287,826	279,790

Expenses
Property operating expenses	44,721	49,710	46,240	43,415	39,260	94,431	86,206
Depreciation and amortization associated with real estate operations	31,440	31,390	34,010	29,933	28,720	62,830	55,531
Construction contract and other service expenses	26,909	20,618	27,154	13,347	25,402	47,527	61,801
Impairment losses	38,290	27,742	—	—	—	66,032	—
General and administrative expenses	6,320	6,777	6,103	6,079	5,926	13,097	11,826
Business development expenses	588	488	691	2,886	465	1,076	620
Total operating expenses	148,268	136,725	114,198	95,660	99,773	284,993	215,984

Operating (loss) income	(1,628)	4,461	33,586	29,924	33,021	2,833	63,806
Interest expense	(26,607)	(26,639)	(26,622)	(26,275)	(25,576)	(53,246)	(48,068)
Interest and other income	2,756	1,168	7,626	395	245	3,924	1,547
Loss on early extinguishment of debt	(25)	—	—	—	—	(25)	—

(Loss) income from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	(25,504)	(21,010)	14,590	4,044	7,690	(46,514)	17,285
Equity in (loss) income of unconsolidated entities	(94)	30	1,005	648	(72)	(64)	(277)
Income tax benefit (expense)	5,042	544	(33)	(27)	(7)	5,586	(48)
(Loss) income from continuing operations	(20,556)	(20,436)	15,562	4,665	7,611	(40,992)	16,960
Discontinued operations	(5,467)	(831)	1,190	1,784	1,205	(6,298)	2,514
(Loss) income before gain on sales of real estate	(26,023)	(21,267)	16,752	6,449	8,816	(47,290)	19,474
Gain on sales of real estate, net of income taxes	16	2,701	—	2,477	335	2,717	352
Net (loss) income	(26,007)	(18,566)	16,752	8,926	9,151	(44,573)	19,826
Net loss (income) attributable to noncontrolling interests
Common units in the Operating Partnership	1,887	1,479	(862)	(363)	(364)	3,366	(891)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
Other consolidated entities	61	(538)	(201)	434	(156)	(477)	(201)
Net (loss) income attributable to COPT	(24,224)	(17,790)	15,524	8,832	8,466	(42,014)	18,404
Preferred share dividends	(4,026)	(4,025)	(4,026)	(4,025)	(4,026)	(8,051)	(8,051)
Net (loss) income attributable to COPT common shareholders	$(28,250)	$(21,815)	$11,498	$4,807	$4,440	$(50,065)	$10,353

For diluted EPS computations:
Numerator for diluted EPS
Net (loss) income attributable to common shareholders	$(28,250)	$(21,815)	$11,498	$4,807	$4,440	$(50,065)	$10,353
Dilutive effect of common units in the Operating Partnership	(1,887)	(1,479)	—	—	—	(3,366)	—
Amount allocable to restricted shares	(237)	(282)	(264)	(267)	(250)	(519)	(540)
Numerator for diluted EPS	$(30,374)	$(23,576)	$11,234	$4,540	$4,190	$(53,950)	$9,813

Denominator:
Weighted average common shares - basic	68,446	66,340	63,404	58,656	58,489	67,399	58,169
Dilutive effect of common units in the Operating Partnership	4,382	4,396	—	—	—	4,389	—
Dilutive effect of share-based compensation awards	—	—	236	296	421	—	405
Weighted average common shares - diluted	72,828	70,736	63,640	58,952	58,910	71,788	58,574

Diluted EPS	$(0.42)	$(0.33)	$0.18	$0.08	$0.07	$(0.75)	$0.17

Consolidated Reconciliations of FFO and AFFO

(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10
Net operating income	$75,352	$71,536	$76,694	$70,724	$69,847	$146,888	$134,547
General and administrative expenses	(6,320)	(6,777)	(6,103)	(6,079)	(5,926)	(13,097)	(11,826)
Business development expenses	(588)	(488)	(691)	(2,886)	(465)	(1,076)	(620)
Income from construction contracts and other service operations	1,188	410	483	261	663	1,598	1,629
Impairment losses	(44,605)	(27,742)	—	—	—	(72,347)	—
Equity in (loss) income of unconsolidated entities	(94)	30	1,005	648	(72)	(64)	(277)
Depreciation and amortization on unconsolidated real estate entities	115	119	119	166	171	234	346
Interest and other income	2,756	1,168	7,626	395	245	3,924	1,547
Loss on early extinguishment of debt	(25)	—	—	—	—	(25)	—
Gain on sales of real estate, net of income taxes	16	2,701	—	2,477	335	2,717	352
Total interest expense	(26,830)	(26,928)	(26,878)	(26,626)	(25,921)	(53,758)	(48,624)
Income tax benefit (expense)	5,042	544	(33)	(27)	(7)	5,586	(48)
FFO - per NAREIT	6,007	14,573	52,222	39,053	38,870	20,580	77,026
Preferred share dividends	(4,026)	(4,025)	(4,026)	(4,025)	(4,026)	(8,051)	(8,051)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
Noncontrolling interests - other consolidated entities (1)	61	(538)	(201)	434	(156)	(477)	(201)
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities (1)	(225)	(65)	(157)	(666)	(297)	(290)	(579)
Basic and diluted FFO allocable to restricted shares	(237)	(282)	(446)	(353)	(346)	(519)	(725)
Basic and diluted FFO available to common share and common unit holders	$1,415	$9,498	$47,227	$34,278	$33,880	$10,913	$67,140

FFO - per NAREIT	$6,007	$14,573	$52,222	$39,053	$38,870	$20,580	$77,026
Depreciation and amortization	(32,049)	(33,020)	(35,347)	(30,745)	(29,548)	(65,069)	(57,151)
Gain on sales of previously depreciated operating properties, net of income taxes	150	—	(4)	784	—	150	297
Depreciation and amortization on unconsolidated real estate entities	(115)	(119)	(119)	(166)	(171)	(234)	(346)
Net (loss) income	(26,007)	(18,566)	16,752	8,926	9,151	(44,573)	19,826
Noncontrolling interests - common units in the Operating Partnership	1,887	1,479	(862)	(363)	(364)	3,366	(891)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(330)	(330)
Noncontrolling interests - other consolidated entities	61	(538)	(201)	434	(156)	(477)	(201)
Net (loss) income attributable to COPT	$(24,224)	$(17,790)	$15,524	$8,832	$8,466	$(42,014)	$18,404

Basic and diluted FFO available to common share and common unit holders	$1,415	$9,498	$47,227	$34,278	$33,880	$10,913	$67,140
Straight line rent adjustments	(2,611)	(3,912)	(2,047)	1,267	(1,473)	(6,523)	(3,819)
Amortization of acquisition intangibles included in NOI	227	161	(231)	(96)	(94)	388	(364)
Recurring capital expenditures	(14,913)	(14,344)	(15,960)	(10,156)	(7,080)	(29,257)	(13,291)
Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	1,582	1,558	1,503	1,541	1,488	3,140	2,270
Impairment losses, net of related tax benefit	40,007	27,742	—	—	—	67,749	—
Operating property acquisition costs	52	23	470	2,664	271	75	290
Loss on early extinguishment of debt	25	—	—	—	—	25	—
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$25,784	$20,726	$30,962	$29,498	$26,992	$46,510	$52,226
Recurring capital expenditures on properties included in Strategic Reallocation Plan	2,475	5,655				8,130
Diluted AFFO, as adjusted for recurring capital expenditures of properties included in Strategic Reallocation Plan	$28,259	$26,381				$54,640

FFO - per NAREIT	$6,007	$14,573	$52,222	$39,053	$38,870	$20,580	$77,026
Operating property acquisition costs	52	23	470	2,664	271	75	290
Impairment losses, net of related tax benefit	40,007	27,742	—	—	—	67,749	—
Loss on early extinguishment of debt	25	—	—	—	—	25	—
FFO- as adjusted for comparability	$46,091	$42,338	$52,692	$41,717	$39,141	$88,429	$77,316

Diluted FFO available to common share and common unit holders	$1,415	$9,498	$47,227	$34,278	$33,880	$10,913	$67,140
Operating property acquisition costs	52	23	470	2,664	271	75	290
Impairment losses, net of related tax benefit	40,007	27,742	—	—	—	67,749	—
Loss on early extinguishment of debt	25	—	—	—	—	25	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$41,499	$37,263	$47,697	$36,942	$34,151	$78,762	$67,430

(1) The sum of these two lines equates to our consolidated joint venture partners’ share of FFO.

Summary of Wholly Owned Operating Office Properties by Region - June 30, 2011

	Operational				Under Construction/ Redevelopment
Property Region and Business Park/Submarket	# of Properties	Total Square Feet	Occupancy %	Leased %	# of Properties	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	24	2,880,564	99%	100%	3	344,095
Columbia Gateway	28	2,221,062	84%	88%	—	—
Airport Square/bwtech	26	1,943,067	87%	87%	—	—
Columbia South	18	813,404	87%	92%	1	89,295
Commons/Parkway	11	505,220	77%	78%	—	—
Other	1	155,000	100%	100%	—	—
Subtotal	108	8,518,317	90%	92%	4	433,390

Northern Virginia:
Westfields Corporate Center	9	1,464,065	85%	85%	—	—
Tysons Corner/Merrifield	4	650,228	96%	96%	1	140,530
Herndon	2	548,334	85%	93%	—	—
Dulles Tech	2	165,490	87%	91%	—	—
Patriot Ridge	—	—	0%	0%	1	240,581
Subtotal	17	2,828,117	88%	89%	2	381,111

Suburban Maryland	5	711,459	71%	84%	—	—

Washington, DC- Capital Riverfront	2	362,209	95%	98%	—	—

St. Mary’s & King George Counties:
St. Mary’s County	12	614,543	84%	84%	1	82,842
King George County	6	206,149	95%	97%	—	—
Subtotal	18	820,692	87%	87%	1	82,842

Greater Baltimore:
White Marsh	35	1,577,401	78%	78%	—	—
Towson/Rte 83 Corridor	15	1,258,419	0%	0%	—	—
Canton Crossing-Baltimore City	1	481,276	91%	94%	—	—
Baltimore County Westside	13	363,013	86%	88%	—	—
Harford County-Northgate Business Park	2	104,743	95%	100%	2	180,141
Subtotal	66	3,784,852	84%	85%	2	180,141

Colorado Springs:
Colorado Springs East	11	724,064	75%	76%	—	—
I-25 North Corridor	7	522,808	66%	66%	—	—
Colorado Springs Northwest	3	322,464	94%	96%	—	—
Subtotal	21	1,569,336	76%	77%	—	—

San Antonio, Texas	8	915,429	100%	100%	1	94,961

Greater Philadelphia, Pennsylvania	2	437,718	86%	100%	1	113,800

Other Virginia	2	295,842	100%	100%	—	—

Total	249	20,243,971	87%	89%	11	1,286,245

Property Occupancy Rates by Region by Quarter

(wholly owned office properties)

	Baltimore /				St. Mary’s &
	Washington	Northern	Greater	Suburban	King George	Colorado	San	Greater	Washington, DC-		Total
	Corridor	Virginia	Baltimore	Maryland	Counties	Springs	Antonio	Philadelphia	Capitol Riverfront	Other	Portfolio

June 30, 2011

Number of Buildings	108	17	66	5	18	21	8	2	2	2	249
Rentable Square Feet	8,518,317	2,828,117	3,784,852	711,459	820,692	1,569,336	915,429	437,718	362,209	295,842	20,243,971
Occupied %	90.0%	87.6%	83.9%	71.0%	87.0%	76.0%	100.0%	85.8%	95.4%	100.0%	87.3%
Leased %	91.8%	89.3%	85.1%	84.0%	87.4%	76.7%	100.0%	99.7%	98.3%	100.0%	89.4%

March 31, 2011

Number of Buildings	111	17	66	5	18	21	8	2	2	2	252
Rentable Square Feet	8,557,526	2,809,317	3,764,456	711,459	820,692	1,571,334	915,429	375,760	361,674	295,842	20,183,489
Occupied %	89.1%	86.4%	83.6%	70.1%	88.8%	76.1%	100.0%	100.0%	95.4%	100.0%	87.0%
Leased %	91.4%	88.8%	85.7%	83.2%	88.8%	76.3%	100.0%	100.0%	95.4%	100.0%	89.2%

December 31, 2010

Number of Buildings	111	17	66	5	18	21	8	2	2	2	252
Rentable Square Feet	8,432,626	2,772,817	3,750,398	695,306	821,812	1,568,926	915,127	375,760	361,674	295,842	19,990,288
Occupied %	89.5%	91.9%	85.0%	71.4%	86.8%	76.2%	100.0%	100.0%	98.5%	100.0%	88.2%
Leased %	90.6%	93.1%	85.8%	87.1%	86.8%	76.2%	100.0%	100.0%	98.5%	100.0%	89.5%

September 30, 2010

Number of Buildings	110	16	65	5	18	21	8	2	2	2	249
Rentable Square Feet	8,402,671	2,763,656	3,728,034	695,184	821,812	1,568,926	915,127	375,760	361,674	295,842	19,928,686
Occupied %	89.1%	91.9%	80.4%	72.5%	89.2%	76.7%	100.0%	100.0%	99.6%	100.0%	87.4%
Leased %	90.3%	93.2%	83.5%	73.3%	89.7%	76.7%	100.0%	100.0%	99.6%	100.0%	88.7%

June 30, 2010

Number of Buildings	109	16	64	5	18	21	6	4	—	4	247
Rentable Square Feet	8,168,938	2,764,708	3,687,629	695,184	821,812	1,571,462	665,117	615,397	—	497,042	19,487,289
Occupied %	89.6%	96.0%	81.2%	70.7%	96.0%	75.1%	100.0%	100.0%	0.0%	100.0%	88.3%
Leased %	90.6%	96.4%	83.4%	71.8%	96.0%	75.9%	100.0%	100.0%	0.0%	100.0%	89.3%

Summary of Operating, Construction and Redevelopment Office Properties Ownership at June 30, 2011

			Consolidated	Unconsolidated	Total
	Wholly-Owned	Consolidated JV	Portfolio	JV	Portfolio
Operating Properties
# of Properties	249	4	253	16	269
Total Square Feet	20,243,971	441,758	20,685,729	671,260	21,356,989
Leased Square Feet	18,090,798	265,706	18,356,504	478,495	18,834,999
% Leased	89.4%	60.1%	88.7%	71.3%	88.2%

Under Construction
# of Properties	9	1	10	—	10
Total Square Feet	1,059,466	114,891	1,174,357	—	1,174,357

Under Redevelopment
# of Properties	2	—	2	—	2
Total Square Feet	297,240	—	297,240	—	297,240

Partially Operational Prop. (1)
# of Constr.prop.	(1)	—	(1)	—	(1)
# of Redevelop. Prop.	(1)	—	(1)	—	(1)
Construction total sf	(27,551)	—	(27,551)	—	(27,551)
Redevelop. total sf	(42,910)	—	(42,910)	—	(42,910)

Total
# of Properties	258	5	263	16	279
Total Square Feet	21,530,216	556,649	22,086,865	671,260	22,758,125

(1) Adjustment for partially operational properties included in both operating properties and under construction or redevelopment.

Office Properties by Region - June 30, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

	Baltimore /Washington Corridor

1	2730 Hercules Road	BWI Airport	NBP	1990	M	238,007
2	300 Sentinel Drive (300 NBP)	BWI Airport	NBP	2009	M	193,296
3	304 Sentinel Drive (304 NBP)	BWI Airport	NBP	2005	M	162,483
4	2720 Technology Drive (220 NBP)	BWI Airport	NBP	2004	M	158,929
5	306 Sentinel Drive (306 NBP)	BWI Airport	NBP	2006	M	155,367
6	302 Sentinel Drive (302 NBP)	BWI Airport	NBP	2007	M	153,535
7	2711 Technology Drive (211 NBP)	BWI Airport	NBP	2002	M	152,209
8	308 Sentinel Drive (308 NBP)	BWI Airport	NBP	2010	M	151,207
9	318 Sentinel Way (318 NBP)	BWI Airport	NBP	2005	M	125,635
10	322 Sentinel Way (322 NBP)	BWI Airport	NBP	2006	M	125,487
11	320 Sentinel Way (320 NBP)	BWI Airport	NBP	2007	M	125,325
	316 National Business Parkway	BWI Airport	NBP		M		125,150
12	324 Sentinel Way (324 NBP)	BWI Airport	NBP	2010	M	125,118
13	140 National Business Parkway	BWI Airport	NBP	2003	M	119,466
14	132 National Business Parkway	BWI Airport	NBP	2000	M	118,150
15	2721 Technology Drive (221 NBP)	BWI Airport	NBP	2000	M	117,242
16	2701 Technology Drive (201 NBP)	BWI Airport	NBP	2001	M	117,068
	430 National Business Parkway	BWI Airport	NBP	2011	M		109,407
	410 National Business Parkway	BWI Airport	NBP		M		109,538
17	2691 Technology Drive (191 NBP)	BWI Airport	NBP	2005	M	103,578
18	134 National Business Parkway	BWI Airport	NBP	1999	M	92,327
19	133 National Business Parkway	BWI Airport	NBP	1997	M	88,057
20	141 National Business Parkway	BWI Airport	NBP	1990	M	87,364
21	135 National Business Parkway	BWI Airport	NBP	1998	M	86,437
22	131 National Business Parkway	BWI Airport	NBP	1990	M	69,702
23	114 National Business Parkway	BWI Airport	NBP	2002	S	10,113
24	314 Sentinel Way (314 NBP)	BWI Airport	NBP	2008	S	4,462
						2,880,564	344,095

1	1550 West Nursery Road	BWI Airport	APS	2009	M	161,689
2	1306 Concourse Drive	BWI Airport	APS	1990	M	116,259
3	920 Elkridge Landing Road	BWI Airport	APS	1982	M	103,415
4	1304 Concourse Drive	BWI Airport	APS	2002	M	101,124
5	900 Elkridge Landing Road	BWI Airport	APS	1982	M	101,005
6	1199 Winterson Road	BWI Airport	APS	1988	M	100,104
7	880 Elkridge Landing Road	BWI Airport	APS	1981	M	99,646
8	1302 Concourse Drive	BWI Airport	APS	1996	M	83,717
9	881 Elkridge Landing Road	BWI Airport	APS	1986	M	75,385
10	1099 Winterson Road	BWI Airport	APS	1988	M	71,675
11	849 International Drive	BWI Airport	APS	1988	M	69,018
12	1190 Winterson Road	BWI Airport	APS	1987	M	69,016
13	911 Elkridge Landing Road	BWI Airport	APS	1985	M	68,373
14	1201 Winterson Road	BWI Airport	APS	1985	M	67,903
15	999 Corporate Boulevard	BWI Airport	APS	2000	M	67,083
16	891 Elkridge Landing Road	BWI Airport	APS	1984	M	57,987
17	901 Elkridge Landing Road	BWI Airport	APS	1984	M	57,872
18	800 International Drive	BWI Airport	APS	1988	S	57,379
19	930 International Drive	BWI Airport	APS	1986	S	57,263
20	900 International Drive	BWI Airport	APS	1986	S	57,140
21	921 Elkridge Landing Road	BWI Airport	APS	1983	M	56,452
22	938 Elkridge Landing Road	BWI Airport	APS	1984	M	56,270
23	939 Elkridge Landing Road	BWI Airport	APS	1983	M	54,224
24	870 Elkridge Landing Road	BWI Airport	APS	1981	S	5,810
						1,815,809

1	7240 Parkway Drive	BWI Airport	Comm./Pkwy.	1985	M	74,475
2	7467 Ridge Road	BWI Airport	Comm./Pkwy.	1990	M	74,009
3	7272 Park Circle Drive	BWI Airport	Comm./Pkwy.	1991/1996	M	60,041
4	7318 Parkway Drive	BWI Airport	Comm./Pkwy.	1984	S	59,204
5	7320 Parkway Drive	BWI Airport	Comm./Pkwy.	1983	S	56,964
6	1340 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	45,867
7	1362 Mellon Road	BWI Airport	Comm./Pkwy.	2006	M	43,232
8	1334 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	37,305
9	1331 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	28,906
10	1341 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	15,314
11	1343 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	9,903
						505,220	—

59	Subtotal (continued on next page)					5,201,593	344,095

The S or M notation indicates single story or multi-story, respectively.

Office Properties by Region - June 30, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

59	Subtotal (continued from prior page)					5,201,593	344,095

1	5520 Research Park Drive (UMBC) (1)	BWI Airport	bwtech@UMBC	2009	M	103,333
2	5522 Research Park Drive (UMBC) (1)	BWI Airport	bwtech@UMBC	2007	S	23,925
						127,258

1	2500 Riva Road	Annapolis		2000	M	155,000

1	Old Annapolis Road	Howard Co. Perimeter	Oakland Ridge	1985	M	171,436

1	7125 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1973/1999	M	470,249
2	7000 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1999	M	145,386
3	6721 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2009	M	131,451
4	6711 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2006-2007	M	124,090
5	6731 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2002	M	123,576
6	6950 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1998	M	112,861
7	6940 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1999	M	108,652
8	7067 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2001	M	85,393
9	8621 Robert Fulton Drive	Howard Co. Perimeter	Columbia Gateway	2005-2006	M	83,734
10	6700 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1988	M	76,358
11	6750 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	2001	M	75,328
12	6740 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1992	M	63,161
13	7015 Albert Einstein Drive	Howard Co. Perimeter	Columbia Gateway	1999	S	62,216
14	8671 Robert Fulton Drive	Howard Co. Perimeter	Columbia Gateway	2002	S	55,688
15	6716 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1990	M	52,114
16	8661 Robert Fulton Drive	Howard Co. Perimeter	Columbia Gateway	2002	S	48,666
17	7142 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1994	S	47,668
18	7130 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1989	S	45,882
19	6708 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1988	M	39,128
20	7065 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2000	S	38,560
21	7138 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1990	S	38,285
22	7063 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2000	S	36,295
23	6760 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1991	M	36,227
24	7150 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1991	S	34,734
25	7061 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2000	M	30,730
26	6724 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	2001	M	28,107
27	7134 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1990	S	21,931
28	6741 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2008	S	4,592
						2,221,062	—

1	7200 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park	1986	S	160,000
	7205 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park				89,295
2	7160 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park	2000	M	62,041
3	9140 Guilford Road	Howard Co. Perimeter	Rivers Corporate Park	1983	S	40,288
4	7150 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park	2000	M	39,496
5	9160 Guilford Road	Howard Co. Perimeter	Rivers Corporate Park	1984	M	36,919
6	7170 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park	2000	M	27,891
7	9150 Guilford Road	Howard Co. Perimeter	Rivers Corporate Park	1984	S	18,405
8	10280 Old Columbia Road	Howard Co. Perimeter	Rivers Corporate Park	1988/2001	S	16,145
9	10270 Old Columbia Road	Howard Co. Perimeter	Rivers Corporate Park	1988/2001	S	15,914
10	9130 Guilford Road	Howard Co. Perimeter	Rivers Corporate Park	1984	S	13,647
11	10290 Old Columbia Road	Howard Co. Perimeter	Rivers Corporate Park	1988/2001	S	10,229
						440,975	89,295

1	9720 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	39,480
2	9740 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	37,520
3	9700 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	31,117
4	9730 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	30,495
5	9710 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	14,778
						153,390	—

1	9020 Mendenhall Court	Howard Co. Perimeter	Sieling Business Park	1982/2005	S	47,603

108	Total Baltimore/Washington Corridor					8,518,317	433,390

The S or M notation indicates single story or multi-story building, respectively.

(1) This property is a land-lease property.

Office Properties by Region - June 30, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

	St. Mary’s & King George Counties

1	22309 Exploration Drive	St. Mary’s County	Exploration Park	1984/1997	M	98,860
2	22289 Exploration Drive	St. Mary’s County	Exploration Park	2000	M	58,633
3	22299 Exploration Drive	St. Mary’s County	Exploration Park	1998	M	58,132
4	22300 Exploration Drive	St. Mary’s County	Exploration Park	1997	M	45,093
						260,718	—

1	46591 Expedition Drive	St. Mary’s County	Expedition Park	2005-2006	M	59,843
2	46579 Expedition Drive	St. Mary’s County	Expedition Park	2002	M	58,989
						118,832	—

	45310 Abell House Lane	St. Mary’s County	Wildewood Tech Park		M		82,842
1	44425 Pecan Court	St. Mary’s County	Wildewood Tech Park	1997	M	58,694
2	44408 Pecan Court	St. Mary’s County	Wildewood Tech Park	1986	S	49,808
3	23535 Cottonwood Parkway	St. Mary’s County	Wildewood Tech Park	1984	M	46,656
4	44417 Pecan Court	St. Mary’s County	Wildewood Tech Park	1989	S	29,053
5	44414 Pecan Court	St. Mary’s County	Wildewood Tech Park	1986	S	25,444
6	44420 Pecan Court	St. Mary’s County	Wildewood Tech Park	1989	S	25,338
						234,993	82,842

1	16480 Commerce Drive	King George County	Dahlgren Technology Center	2000	M	70,875
2	16541 Commerce Drive	King George County	Dahlgren Technology Center	1996	S	37,292
3	16539 Commerce Drive	King George County	Dahlgren Technology Center	1990	S	32,257
4	16442 Commerce Drive	King George County	Dahlgren Technology Center	2002	S	25,606
5	16501 Commerce Drive	King George County	Dahlgren Technology Center	2002	S	22,833
6	16543 Commerce Drive	King George County	Dahlgren Technology Center	2002	S	17,286
						206,149	—

18	Total St. Mary’s & King George Counties					820,692	82,842

	Northern Virginia

1	15000 Conference Center Drive	Dulles South	Westfields Corporate Center	1989	M	471,440
2	15010 Conference Center Drive	Dulles South	Westfields Corporate Center	2006	M	223,610
3	15049 Conference Center Drive	Dulles South	Westfields Corporate Center	1997	M	152,993
4	15059 Conference Center Drive	Dulles South	Westfields Corporate Center	2000	M	145,224
5	14900 Conference Center Drive	Dulles South	Westfields Corporate Center	1999	M	126,158
6	14280 Park Meadow Drive	Dulles South	Westfields Corporate Center	1999	M	114,409
7	4851 Stonecroft Boulevard	Dulles South	Westfields Corporate Center	2004	M	88,099
8	14850 Conference Center Drive	Dulles South	Westfields Corporate Center	2000	M	72,194
9	14840 Conference Center Drive	Dulles South	Westfields Corporate Center	2000	M	69,938
						1,464,065	—

1	13200 Woodland Park Road	Herndon	Woodland Park	2002	M	396,837

1	13454 Sunrise Valley Road	Herndon	Dulles Tech	1998	M	112,111
2	13450 Sunrise Valley Road	Herndon	Dulles Tech	1998	M	53,379
						165,490	—

1	3120 Fairview Park Drive	Merrifield	Fairview Park	2008	M	42,910	140,530

	7770 Backlick Road	Springfield	Patriot Ridge				240,581

1	1751 Pinnacle Drive	Tysons Corner		1989/1995	M	260,150
2	1753 Pinnacle Drive	Tysons Corner		1976/2004	M	186,707
3	1550 Westbranch Drive	Tysons Corner		2002	M	160,461
						607,318	—

1	2900 Towerview Road	Herndon	Renaissance Park	1982/2008	M	151,497

17	Total Northern Virginia					2,828,117	381,111

	Other

1	11751 Meadowville Lane	Richmond Southwest	Meadowville Technology Park	2007	M	193,000

1	201 Technology Park Drive	Southwest Virginia	Russell Regional Business Tech Park	2007	S	102,842

2	Total Other					295,842	—

The S or M notation indicates single story or multi-story building, respectively.

Office Properties by Region - June 30, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

	Greater Philadelphia

1	785 Jolly Road	Blue Bell	Arborcrest	1996	M	219,065	—
2	801 Lakeview Drive	Blue Bell	Arborcrest	1994	M	218,653
	751 Arbor Way	Blue Bell	Arborcrest				113,800
2	Total Greater Philadelphia					437,718	113,800

	San Antonio, Texas

2	7700 Potranco Road	San Antonio Northwest	Sentry Gateway	1982/1985	M	508,412
3	8000 Potranco Road	San Antonio Northwest	Sentry Gateway	2010	M	125,157
4	8030 Potranco Road	San Antonio Northwest	Sentry Gateway	2010	M	125,155
	100 Sentry Gateway	San Antonio Northwest	Sentry Gateway				94,961
5	7700-5 Potranco-Warehouse	San Antonio Northwest	Sentry Gateway	2009	S	25,056
6	7700-1 Potranco Road	San Antonio Northwest	Sentry Gateway	2007	S	8,674
						792,454	94,961

1	1560 Cable Ranch Road - Building B	San Antonio Northwest	151 Technology Center	1985/2006	M	77,040
2	1560 Cable Ranch Road - Building A	San Antonio Northwest	151 Technology Center	1985/2007	M	45,935
						122,975	—

8	Total San Antonio, Texas					915,429	94,961

	Colorado Springs, Colorado

1	985 Space Center Drive	Colorado Springs East	Patriot Park	1989	M	104,028
2	655 Space Center Drive	Colorado Springs East	Patriot Park	2008	M	103,970
3	565 Space Center Drive	Colorado Springs East	Patriot Park	2009	M	89,899
4	745 Space Center Drive	Colorado Springs East	Patriot Park	2006	M	51,500
5	980 Technology Court	Colorado Springs East	Patriot Park	1995	S	33,207
6	525 Babcock Road	Colorado Springs East	Patriot Park	1967	S	14,000
						396,604	—

1	1055 North Newport Road	Colorado Springs East	Aerotech Commerce Park	2007-2008	M	59,763

1	3535 Northrop Grumman Point	Colorado Springs East	Colorado Springs Airport	2008	M	124,305

1	1670 North Newport Road	Colorado Springs East	Newport	1986-1987	M	67,500
2	1915 Aerotech Drive	Colorado Springs East		1985	S	37,946
3	1925 Aerotech Drive	Colorado Springs East		1985	S	37,946
						143,392	—

1	10807 New Allegiance Drive	I-25 North Corridor	InterQuest Office	2009	M	145,723
2	9965 Federal Drive	I-25 North Corridor	InterQuest Office	1983/2007	M	74,749
3	9945 Federal Drive	I-25 North Corridor	InterQuest Office	2009	S	74,005
4	9950 Federal Drive	I-25 North Corridor	InterQuest Office	2001	S	66,223
5	12515 Academy Ridge View	I-25 North Corridor	InterQuest Office	2006	M	61,372
6	9925 Federal Drive	I-25 North Corridor	InterQuest Office	2008	S	53,788
7	9960 Federal Drive	I-25 North Corridor	InterQuest Office	2001	S	46,948
						522,808	—

1	5725 Mark Dabling Boulevard	Colorado Springs Northwest	Northcreek	1984	M	108,976
2	5775 Mark Dabling Boulevard	Colorado Springs Northwest	Northcreek	1984	M	108,640
3	5755 Mark Dabling Boulevard	Colorado Springs Northwest	Northcreek	1989	M	104,848
						322,464	—

21	Total Colorado Springs, Colorado					1,569,336	—

	Washington, DC - Capitol Riverfront
1	1201 M Street	Washington, DC - Capitol River	Maritime Plaza	2001	M	203,296
2	1220 12th Street	Washington, DC - Capitol River	Maritime Plaza	2003	M	158,913
	Total Washington, DC - Capitol Riverfront					362,209	—

The S or M notation indicates single story or multi-story building, respectively.

Office Properties by Region - June 30, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

	Suburban Maryland

1	11800 Tech Road	North Silver Spring	Montgomery Industrial	1989	M	228,179

1	400 Professional Drive	Gaithersburg	Crown Point	2000	M	129,750

1	110 Thomas Johnson Drive	Frederick		1987/1999	M	122,490

1	45 West Gude Drive	Rockville		1987	M	122,555
2	15 West Gude Drive	Rockville		1986	M	108,485
						231,040	—

5	Total Suburban Maryland					711,459	—

	Greater Baltimore

1	11311 McCormick Road	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1984/1994	M	214,704
2	200 International Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1987	M	125,352
3	226 Schilling Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1980	M	97,309
4	201 International Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1982	M	78,243
5	11011 McCormick Road	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1974	M	57,104
6	216 Schilling Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1988/2001	M	35,806
7	222 Schilling Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1978/1997	M	28,618
8	224 Schilling Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1978/1997	M	27,575
						664,711	—

1	10150 York Road	Hunt Valley/Rte 83 Corridor		1985	M	175,207
2	9690 Deereco Road	Hunt Valley/Rte 83 Corridor		1988	M	134,950
3	375 West Padonia Road	Hunt Valley/Rte 83 Corridor		1986	M	104,885
						415,042	—

1	7210 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1972	S	79,770
2	7152 Windsor Boulevard	Baltimore County Westside	Rutherford Business Center	1986	S	58,074
3	21 Governor’s Court	Baltimore County Westside	Rutherford Business Center	1981/1995	M	53,959
4	7125 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1985	M	54,627
5	7104 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1988	M	30,239
6	15 Governor’s Court	Baltimore County Westside	Rutherford Business Center	1981	S	14,890
7	17 Governor’s Court	Baltimore County Westside	Rutherford Business Center	1981	S	14,454
8	7127 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1985	S	11,630
9	7129 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1985	S	11,133
10	7106 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1988	S	8,899
11	7108 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1988	S	8,810
12	7102 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1988	S	8,794
13	7131 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1985	S	7,734
						363,013	—

1	502 Washington Avenue	Towson		1984	M	90,435
2	102 West Pennsylvania Avenue	Towson		1968/2001	M	49,701
3	100 West Pennsylvania Avenue	Towson		1952/1989	M	20,099
4	109-111 Allegheny Avenue	Towson		1971	M	18,431
						178,666	—

1	1501 South Clinton Street	Baltimore	Canton Crossing	2006	M	481,276

	206 Research Boulevard	Harford County	Northgate Business Park				128,119
1	209 Research Boulevard	Harford County	Northgate Business Park	2010	M	77,192
2	210 Research Boulevard	Harford County	Northgate Business Park	2010	M	27,551	52,022
						104,743	180,141

31	Subtotal (continued on next page)					2,207,451	180,141

The S or M notation indicates single story or multi-story building, respectively.

Office Properties by Region - June 30, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

31	Subtotal (continued from prior page)					2,207,451	180,141

1	4940 Campbell Boulevard	White Marsh	Campbell Corporate Center	1990	M	50,415

1	8110 Corporate Drive	White Marsh	Corporate Place	2001	M	79,091
2	8140 Corporate Drive	White Marsh	Corporate Place	2003	M	76,271
						155,362	—

1	9910 Franklin Square Drive	White Marsh	Franklin Ridge	2005	S	57,812
2	9920 Franklin Square Drive	White Marsh	Franklin Ridge	2006	S	42,891
3	9930 Franklin Square Drive	White Marsh	Franklin Ridge	2001	S	39,750
4	9900 Franklin Square Drive	White Marsh	Franklin Ridge	1999	S	33,800
5	9940 Franklin Square Drive	White Marsh	Franklin Ridge	2000	S	32,242
						206,495	—

1	8020 Corporate Drive	White Marsh	McLean Ridge	1997	S	50,796
2	8094 Sandpiper Circle	White Marsh	McLean Ridge	1998	S	49,585
3	8098 Sandpiper Circle	White Marsh	McLean Ridge	1998	S	46,485
4	8010 Corporate Drive	White Marsh	McLean Ridge	1998	S	38,487
						185,353	—

1	5355 Nottingham Ridge Road	White Marsh	Nottingham Ridge	2005	S	35,930
2	5325 Nottingham Ridge Road	White Marsh	Nottingham Ridge	2002	S	35,678
						71,608	—

1	7941-7949 Corporate Drive	White Marsh	Tyler Ridge	1996	S	57,782
2	8007 Corporate Drive	White Marsh	Tyler Ridge	1995	S	41,799
3	8019 Corporate Drive	White Marsh	Tyler Ridge	1990	S	32,423
4	8013 Corporate Drive	White Marsh	Tyler Ridge	1990	S	29,995
5	8003 Corporate Drive	White Marsh	Tyler Ridge	1999	S	17,599
6	8015 Corporate Drive	White Marsh	Tyler Ridge	1990	S	15,669
7	8023 Corporate Drive	White Marsh	Tyler Ridge	1990	S	9,486
						204,753	—

1	5020 Campbell Boulevard	White Marsh	White Marsh Business Center	1986-1988	S	43,623
2	5024 Campbell Boulevard	White Marsh	White Marsh Business Center	1986-1988	S	33,710
3	5026 Campbell Boulevard	White Marsh	White Marsh Business Center	1986-1988	S	30,163
4	5022 Campbell Boulevard	White Marsh	White Marsh Business Center	1986-1988	S	26,748
						134,244	—

1	10001 Franklin Square Drive	White Marsh	White Marsh Commerce Center	1997	S	218,215

1	8114 Sandpiper Circle	White Marsh	White Marsh Health Center	1986	S	45,803

1	4979 Mercantile Road	White Marsh	White Marsh Hi-Tech Center	1985	S	49,590
2	4969 Mercantile Road	White Marsh	White Marsh Hi-Tech Center	1983	S	47,132
						96,722	—

1	7939 Honeygo Boulevard	White Marsh	White Marsh Professional Center	1984	M	28,208
2	8133 Perry Hall Boulevard	White Marsh	White Marsh Professional Center	1988	M	27,996
3	7923 Honeygo Boulevard	White Marsh	White Marsh Professional Center	1985	M	23,481
						79,685	—

1	8031 Corporate Drive	White Marsh		1988/2004	S	66,000
2	8615 Ridgely’s Choice Drive	White Marsh		2005	M	37,746
3	8029 Corporate Drive	White Marsh		1988/2004	S	25,000
						128,746	—

66	Total Greater Baltimore					3,784,852	180,141

249	TOTAL WHOLLY-OWNED OFFICE PROPERTY PORTFOLIO					20,243,971	1,286,245

The S or M notation indicates single story or multi-story building, respectively.

Renewal Analysis for Wholly Owned Office Properties

for Periods Ended June 30, 2011

	Baltimore/ Washington Corridor	Northern Virginia	Greater Baltimore	Suburban Maryland	St. Mary’s and King George Counties	Colorado Springs	Greater Philadelphia	Washington DC-Capital Riverfront	Total Office

Quarter Ended June 30, 2011:

Expiring Square Feet	135,443	78,298	313,605	51,623	44,878	19,617	219,065	3,443	865,972
Vacated Square Feet	15,936	9,191	40,764	—	23,004	5,178	—	3,443	97,516
Renewed Square Feet	119,507	69,107	272,841	51,623	21,874	14,439	219,065	—	768,456
Retention Rate (% based upon square feet)	88.2%	88.3%	87.0%	100.0%	48.7%	73.6%	100.0%	0.0%	88.7%

Renewed Space Only:
Average Committed Cost per Square Foot	$6.53	$31.32	$16.51	$13.83	$3.22	$5.09	$2.37	$0.00	$11.49
Weighted Average Lease Term in years	4.7	10.0	5.0	5.4	1.6	2.7	3.0	—	4.7

Change in Total Rent - GAAP	-0.8%	4.2%	2.6%	-16.4%	7.3%	3.8%	7.8%	0%	1.7%
Change in Total Rent - Cash	-8.3%	-10.1%	-9.1%	-20.3%	2.3%	-3.9%	2.8%	0%	-7.7%

Renewed & Retenanted Space:
Leased Square Feet	171,907	109,628	295,520	57,458	32,750	24,631	219,065	—	910,959
Average Committed Cost per Square Foot	$9.43	$37.55	$15.88	$13.71	$6.58	$3.44	$2.37	$0.00	$13.21
Weighted Average Lease Term in years	4.4	10.1	4.8	5.4	2.0	2.5	3.0	—	4.8

Change in Total Rent - GAAP	6.2%	3.1%	2.1%	-20.3%	11.7%	-7.1%	7.8%	0.0%	2.1%
Change in Total Rent - Cash	-2.5%	-10.1%	-9.1%	-23.4%	5.6%	-14.0%	2.8%	0.0%	-7.3%

Construction and Redevelopment Space:
Leased Square Feet	63,764	—	—	—	—	—	—	—	63,764
Average Committed Cost Per Square Foot	$48.65	$—	$—	$—	$—	$—	$—	$—	$48.65
Weighted Average Lease Term in years	7.5	—	—	—	—	—	—	—	7.5

Other First Generation Space
Leased Square Feet	11,775	—	38,935	—	—	10,015	—	—	60,725
Average Committed Cost Per Square Foot	$40.19	$—	$37.30	$—	$—	$22.31	$—	$—	$35.39
Weighted Average Lease Term in years	6.7	—	6.5	—	—	4.4	—	—	6.2

Total Square Feet Leased	247,446	109,628	334,455	57,458	32,750	34,646	219,065	—	1,035,448

Six Months Ended June 30, 2011:

Expiring Square Feet	439,869	571,968	559,471	93,298	52,665	86,532	219,065	21,413	2,044,281
Vacated Square Feet	110,592	181,782	153,216	—	23,004	5,178	—	18,201	491,973
Renewed Square Feet	329,277	390,186	406,255	93,298	29,661	81,354	219,065	3,212	1,552,308
Retention Rate (% based upon square feet)	74.9%	68.2%	72.6%	100.0%	56.3%	94.0%	100.0%	15.0%	75.9%

Renewed Space Only:
Average Committed Cost per Square Foot	$15.98	$6.34	$16.96	$9.53	$3.21	$13.24	$2.37	$0.91	$11.09
Weighted Average Lease Term in years	6.2	2.7	5.0	3.9	1.7	4.6	3.1	1.0	4.2

Change in Total Rent - GAAP	3.5%	4.1%	3.7%	-9.5%	-0.2%	14.2%	7.8%	5.4%	3.6%
Change in Total Rent - Cash	-2.2%	-0.7%	-9.0%	-12.2%	-4.8%	-2.1%	2.8%	4.8%	-4.2%

Renewed & Retenanted Space:
Leased Square Feet	495,771	501,332	437,463	99,133	53,488	91,546	219,065	14,587	1,912,385
Average Committed Cost per Square Foot	$19.25	$15.26	$16.37	$9.71	$8.12	$11.89	$2.37	$0.91	$14.47
Weighted Average Lease Term in years	6.1	3.8	4.9	4.0	1.7	4.3	3.0	1.0	4.5

Change in Total Rent - GAAP	3.8%	3.7%	2.7%	-12.7%	13.5%	8.9%	7.8%	3.2%	3.2%
Change in Total Rent - Cash	-1.8%	-1.2%	-9.4%	-15.1%	8.7%	-5.8%	2.8%	0.3%	-4.0%

Construction and Redevelopment Space:
Leased Square Feet	102,508	62,442	—	—	—	—	60,609	—	225,559
Average Committed Cost Per Square Foot	$45.87	$78.29	$—	$—	$—	$—	$54.75	$—	$57.23
Weighted Average Lease Term in years	6.5	7.7	—	—	—	—	10.0	—	7.8

Other First Generation Space
Leased Square Feet	28,921	—	42,031	—	—	12,550	—	—	83,502
Average Committed Cost Per Square Foot	$25.38	$—	$36.86	$—	$—	$21.85	$—	$—	$30.63
Weighted Average Lease Term in years	5.9	—	6.5	—	—	4.6	—	—	6.0

Total Square Feet Leased	627,200	563,774	479,494	99,133	53,488	104,096	279,674	14,587	2,221,446

Notes:	No renewal or retenanting activity transpired in our San Antonio or Other regions.
Activity is exclusive of owner occupied space and leases with less than a one-year term.
Retention rate includes early renewals.

Lease Expiration Analysis

(wholly owned office properties)

					Total		Total
					Annual. Rental	Percentage	Annual. Rental
		Square		Percentage	Revenue of	of Total	Revenue of
Year and Region	Number	Footage	Percentage of	of Total	Expiring	Annualized Rental	Expiring Leases
of Lease	of Leases	of Leases	Period’s Expiring	Occupied	Leases (3)	Revenue	per Occupied
Expiration (2)	Expiring	Expiring	Square Feet	Square Feet	(000’s)	Expiring	Square Foot

Baltimore/Washington Corridor	41	520,364	49.0%	2.9%	$13,095	2.9%	$25.17
Northern Virginia	4	50,942	4.8%	0.3%	1,568	0.3%	30.77
Greater Baltimore	36	220,328	20.7%	1.2%	4,484	1.0%	20.35
Suburban Maryland	2	31,132	2.9%	0.2%	854	0.2%	27.45
St. Mary’s and King George Cos.	8	103,756	9.8%	0.6%	2,039	0.4%	19.65
Colorado Springs	3	59,053	5.6%	0.3%	910	0.2%	15.42
Washington, DC-Capitol Riverfront	6	76,881	7.2%	0.4%	3,680	0.8%	47.87
2011	100	1,062,456	100.0%	6.0%	26,631	5.8%	25.07

Baltimore/Washington Corridor	46	1,006,337	49.0%	5.7%	25,425	5.6%	25.27
Northern Virginia	17	130,181	6.3%	0.7%	3,969	0.9%	30.49
Greater Baltimore	63	454,303	22.1%	2.6%	9,387	2.1%	20.66
Suburban Maryland	2	18,423	0.9%	0.1%	323	0.1%	17.52
St. Mary’s and King George Cos.	13	292,687	14.2%	1.7%	5,555	1.2%	18.98
Colorado Springs	7	69,430	3.4%	0.4%	1,389	0.3%	20.00
San Antonio	2	78,359	3.8%	0.4%	1,392	0.3%	17.76
Washington, DC-Capitol Riverfront	2	4,709	0.2%	0.0%	220	0.0%	46.72
2012	152	2,054,429	100.0%	11.6%	47,659	10.4%	23.20

Baltimore/Washington Corridor	52	1,199,574	58.3%	6.8%	37,557	8.2%	31.31
Northern Virginia	10	125,933	6.1%	0.7%	3,235	0.7%	25.69
Greater Baltimore	47	345,919	16.8%	2.0%	7,316	1.6%	21.15
Suburban Maryland	2	8,909	0.4%	0.1%	242	0.1%	27.16
St. Mary’s and King George Cos.	8	116,891	5.7%	0.7%	2,119	0.5%	18.13
Colorado Springs	10	129,519	6.3%	0.7%	2,579	0.6%	19.91
Washington, DC-Capitol Riverfront	5	132,113	6.4%	0.7%	5,706	1.2%	43.19
2013	134	2,058,858	100.0%	11.7%	58,755	12.8%	28.54

Baltimore/Washington Corridor	48	726,331	37.8%	4.1%	20,678	4.5%	28.47
Northern Virginia	8	465,652	24.2%	2.6%	14,166	3.1%	30.42
Greater Baltimore	39	333,026	17.3%	1.9%	6,172	1.3%	18.53
Suburban Maryland	4	88,166	4.6%	0.5%	1,809	0.4%	20.52
St. Mary’s and King George Cos.	11	60,328	3.1%	0.3%	1,369	0.3%	22.69
Colorado Springs	9	178,558	9.3%	1.0%	3,485	0.8%	19.51
Washington, DC-Capitol Riverfront	6	70,200	3.7%	0.4%	3,098	0.7%	44.13
2014	125	1,922,261	100.0%	10.9%	50,777	11.1%	26.42

Baltimore/Washington Corridor	53	1,173,639	38.9%	6.6%	32,950	7.2%	28.08
Northern Virginia	11	885,942	29.4%	5.0%	25,591	5.6%	28.89
Greater Baltimore	38	389,204	12.9%	2.2%	7,181	1.6%	18.45
Suburban Maryland	4	134,962	4.5%	0.8%	2,627	0.6%	19.47
St. Mary’s and King George Cos.	8	76,199	2.5%	0.4%	1,308	0.3%	17.17
Greater Philadelphia	1	219,065	7.3%	1.2%	2,829	0.6%	12.92
Colorado Springs	9	104,408	3.5%	0.6%	1,972	0.4%	18.89
Washington, DC-Capitol Riverfront	3	30,599	1.0%	0.2%	1,378	0.3%	45.04
2015	127	3,014,018	100.0%	17.1%	75,837	16.6%	25.16

Baltimore/Washington Corridor	106	3,041,436	40.3%	17.2%	79,485	17.4%	26.13
Northern Virginia	31	818,170	10.8%	4.6%	25,725	5.6%	31.44
Greater Baltimore	78	1,431,173	19.0%	8.1%	34,101	7.5%	23.83
Suburban Maryland	5	223,213	3.0%	1.3%	5,334	1.2%	23.90
St. Mary’s and King George Cos.	5	63,993	0.8%	0.4%	1,275	0.3%	19.92
Greater Philadelphia	1	156,695	2.1%	0.9%	3,898	0.9%	24.88
Colorado Springs	13	652,361	8.6%	3.7%	13,557	3.0%	20.78
San Antonio	6	837,070	11.1%	4.7%	24,557	5.4%	29.34
Washington, DC-Capitol Riverfront	3	31,116	0.4%	0.2%	1,341	0.3%	43.10
Other	2	295,842	3.9%	1.7%	8,741	1.9%	29.55
Thereafter	250	7,551,069	100.0%	42.8%	198,016	43.3%	26.22

Total / Average	888	17,663,091		100.0%	$457,675	100.0%	$25.91

NOTE:  As of June 30, 2011, the weighted average lease term for the wholly owned office properties is 4.9 years.

(1)	This expiration analysis includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on 422,274 square feet yet to commence as of June 30, 2011.
(2)

Many of our government leases are subject to certain early termination provisions which are customary to government leases. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2011 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

Top 20 Tenants

(Based on Annualized Rental Revenue of

wholly owned office properties, dollars in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (2)	Revenue	Lease Term (3)

United States of America	(4)	77	3,230,929	18.3%	$98,431	21.5%	5.9
Northrop Grumman Corporation	(5)	17	1,207,248	6.8%	32,032	7.0%	6.5
Booz Allen Hamilton, Inc.		9	806,352	4.6%	24,868	5.4%	4.9
Computer Sciences Corporation	(5)	6	609,548	3.5%	18,627	4.1%	3.4
The MITRE Corporation		4	284,819	1.6%	8,275	1.8%	5.6
ITT Corporation	(5)	9	332,490	1.9%	8,162	1.8%	3.6
Wells Fargo & Company	(5)	6	214,982	1.2%	7,789	1.7%	7.0
The Aerospace Corporation		3	254,869	1.4%	7,729	1.7%	3.6
L-3 Communications Holdings, Inc.	(5)	4	258,192	1.5%	7,527	1.6%	2.7
CareFirst, Inc.		2	222,610	1.3%	7,247	1.6%	10.2
Integral Systems, Inc.	(5)	4	241,627	1.4%	6,558	1.4%	8.5
Comcast Corporation	(5)	7	308,332	1.7%	6,156	1.3%	2.3
The Boeing Company	(5)	6	196,939	1.1%	6,064	1.3%	3.3
General Dynamics Corporation	(5)	6	208,264	1.2%	5,894	1.3%	4.1
AT&T Corporation	(5)	4	317,570	1.8%	5,452	1.2%	7.5
Ciena Corporation		5	270,557	1.5%	5,072	1.1%	1.7
Raytheon Company		6	156,728	0.9%	4,270	0.9%	3.0
Unisys Corporation		1	156,695	0.9%	3,898	0.9%	8.9
The Johns Hopkins Institutions	(5)	5	141,403	0.8%	3,672	0.8%	5.3
Magellan Health Services, Inc.		2	118,807	0.7%	2,996	0.7%	8.4

Subtotal Top 20 Office Tenants		183	9,538,961	54.0%	270,720	59.2%	5.4
All remaining tenants		705	8,124,130	46.0%	186,954	40.8%	4.2
Total/Weighted Average		888	17,663,091	100.0%	$457,675	100.0%	4.9

(1)

Table excludes owner occupied leasing activity which represents 173,531 square feet with total annualized rental revenue of $4.2 million, and a weighted average remaining lease term of 4.6 years as of June 30, 2011.

(2)	Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2011, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.
(3)	The weighting of the lease term was computed using Total Rental Revenue.
(4)

Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(5)	Includes affiliated organizations or agencies.

Real Estate Revenues* by Region

(dollars in thousands)

	Three Months Ended					Six Months Ended
Office Properties:	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10

Baltimore/Washington Corridor	$52,860	$53,252	$52,829	$51,946	$50,623	$106,112	$102,681
Northern Virginia	18,445	18,274	19,283	18,949	18,172	36,719	36,831
Greater Baltimore	17,846	17,612	18,870	18,288	16,827	35,458	34,692
Colorado Springs	5,912	5,920	6,235	6,176	6,154	11,832	12,486
Suburban Maryland	5,325	5,609	5,235	5,243	5,452	10,934	11,281
St. Mary’s and King George Counties	3,564	3,534	3,417	3,431	3,530	7,098	7,119
San Antonio	7,089	7,663	7,898	5,609	4,228	14,752	8,166
Washington, DC - Capitol Riverfront	4,252	4,590	4,543	135	—	8,842	—
Greater Philadelphia	1,675	1,939	1,794	1,793	1,510	3,614	2,712
Wholesale Data Center	1,276	1,210	900	162	—	2,486	—
Other	2,562	2,838	2,709	3,296	3,495	5,400	7,019

Real estate revenues	$120,806	$122,441	$123,713	$115,028	$109,991	$243,247	$222,987

NOI* by Region

(dollars in thousands)

	Three Months Ended					Six Months Ended
Office Properties:	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10

Baltimore/Washington Corridor	$34,535	$31,862	$33,442	$33,001	$33,770	$66,397	$63,673
Northern Virginia	11,071	10,603	12,382	11,754	11,466	21,674	22,812
Greater Baltimore	10,577	9,072	11,528	10,460	9,516	19,649	18,371
Colorado Springs	3,835	3,484	4,026	3,796	3,915	7,319	7,938
Suburban Maryland	3,091	2,891	3,096	2,625	3,253	5,982	6,381
St. Mary’s and King George Counties	2,594	2,518	2,377	2,279	2,489	5,112	4,971
San Antonio	3,881	3,794	3,877	2,912	2,128	7,675	4,437
Washington, DC - Capitol Riverfront	2,595	2,963	2,835	135	—	5,558	—
Greater Philadelphia	1,300	1,493	1,315	1,561	710	2,793	1,149
Wholesale Data Center	445	504	(51)	(89)	—	949	—
Other	1,428	2,352	1,867	2,290	2,600	3,780	4,815

NOI	$75,352	$71,536	$76,694	$70,724	$69,847	$146,888	$134,547

*Includes continuing and discontinued operations.

Same Office Properties (1) Average Occupancy Rates by Region

	Number	Rentable
	of	Square	Three Months Ended					Six Months Ended
	Buildings	Feet	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10

Baltimore Washington Corridor	97	7,936,405	89.0%	89.0%	88.8%	88.8%	89.1%	89.0%	89.1%

Northern Virginia	14	2,473,249	88.9%	87.7%	91.0%	91.1%	95.9%	88.3%	96.2%

Greater Baltimore	35	2,635,072	87.3%	88.1%	84.5%	82.9%	83.3%	87.7%	83.0%

Suburban Maryland	5	595,599	74.4%	75.0%	76.3%	73.7%	72.3%	74.7%	81.1%

St.Mary’s and King George Counties	12	585,699	97.7%	97.7%	96.4%	98.4%	98.9%	97.7%	98.6%

Colorado Springs	18	1,266,214	86.5%	86.5%	86.7%	85.5%	87.1%	86.5%	87.3%

San Antonio	6	665,117	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Greater Philadelphia	1	219,065	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Total Office	190	16,672,262	89.1%	89.1%	88.9%	88.6%	89.6%	89.1%	89.9%

Total same office properties occupancy as of period end			89.1%	88.7%	89.4%	88.7%	89.5%

(1)   Same office properties represent buildings owned and 100% operational since January 1, 2010, excluding properties identified for future disposition under our Strategic Reallocation Plan.

Same Office Property Real Estate Revenues by Region

(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10
Office Properties:
Baltimore/Washington Corridor	$48,220	$49,256	$49,529	$49,098	$49,041	$97,476	$99,591
Northern Virginia	16,887	16,420	17,418	16,955	17,483	33,307	35,419
Greater Baltimore	13,278	13,223	13,102	13,897	12,812	26,501	26,346
Colorado Springs	5,461	5,316	5,862	5,622	5,671	10,777	11,509
Suburban Maryland	3,595	3,902	3,482	3,365	3,446	7,497	7,314
St. Mary’s and King George Counties	3,008	2,957	2,827	2,754	2,812	5,965	5,679
San Antonio	5,250	5,869	5,964	5,039	4,228	11,119	8,166
Greater Philadelphia	715	506	741	825	694	1,221	1,220
Other	2,150	2,437	2,513	2,551	2,481	4,587	5,014

Real estate revenues	$98,564	$99,886	$101,438	$100,106	$98,668	$198,450	$200,258

Same Office Property NOI by Region

(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10
Office Properties:
Baltimore/Washington Corridor	$31,293	$29,348	$31,106	$31,087	$32,956	$60,641	$62,411
Northern Virginia	10,413	9,469	11,145	10,186	10,993	19,882	21,949
Greater Baltimore	8,055	7,454	8,005	8,330	7,460	15,509	14,638
Colorado Springs	3,766	3,375	4,085	3,734	3,881	7,141	7,745
Suburban Maryland	2,170	2,220	2,144	1,759	2,016	4,390	4,307
St. Mary’s and King George Counties	2,256	2,171	2,002	1,812	1,964	4,427	3,972
San Antonio	2,408	2,355	2,402	2,398	2,173	4,763	4,521
Greater Philadelphia	680	457	713	763	680	1,137	1,193
Other	1,920	2,211	2,179	2,192	2,140	4,131	4,287

NOI	$62,961	$59,060	$63,781	$62,261	$64,263	$122,021	$125,023
Add (less): Straight-line rent adjustments	(1,581)	(3,081)	(1,273)	1,914	(1,511)	(4,662)	(3,842)
Less: Amortization of deferred market rental revenue	(193)	(239)	(279)	(279)	(281)	(432)	(736)
Same office property cash NOI	$61,187	$55,740	$62,229	$63,896	$62,471	$116,927	$120,445
Less: Lease termination fees, gross	(46)	(137)	(945)	(109)	(976)	(183)	(1,066)
Same office property cash NOI, excluding gross lease termination fees	$61,141	$55,603	$61,284	$63,787	$61,495	$116,744	$119,379

Note:  Same office properties represent buildings owned and 100% operational since January 1, 2010, excluding properties identified for future disposition under our Strategic Reallocation Plan.

Disposition Summary for Wholly Owned Operating Office Properties  — Six Months Ended June 30, 2011

Location	Property Region	Business Park/Submarket	Square Feet	Sale Date	Allocated Contractual Sale Price (in thousands)

1350 Dorsey Road	Baltimore/Washington Corridor	Commons/Parkway	18,704	5/24/11	$1,700
1344 Ashton Road	Baltimore/Washington Corridor	Commons/Parkway	17,066	5/24/11	1,300
1348 Ashton Road	Baltimore/Washington Corridor	Commons/Parkway	3,184	5/24/11	800

Total			38,954		$3,800

Construction, Development and Land Controlled Summary

(dollars in thousands)

	Rentable Square Feet
	Listed	Listed	Listed	Listed	Listed
	Construction	Development	Redevelopment	Wholesale Data	Controlled
	Projects	Projects	Projects	Center	Land	Other	Total

Baltimore/Washington Corridor	433,390	385,000	—	N/A	3,718,000	—	4,536,390
Northern Virginia	240,581	239,000	183,440	N/A	1,798,000	—	2,461,021
Greater Baltimore	207,692	—	—	N/A	3,071,600	—	3,279,292
Colorado Springs	—	—	—	N/A	2,499,000	—	2,499,000
Suburban Maryland	—	—	—	N/A	1,900,000	—	1,900,000
St. Mary’s and King George Counties	82,842	—	—	N/A	124,000	—	206,842
San Antonio	94,961	218,830	—	N/A	1,033,000	—	1,346,791
Greater Philadelphia	—	—	113,800	N/A	790,000	—	903,800
Huntsville, Alabama	114,891	183,000		N/A	4,302,000	—	4,599,891
Other	—	—	—	N/A	967,000	—	967,000

	1,174,357	1,025,830	297,240	N/A	20,202,600	—	22,700,027

	Costs to date, by region
	Listed	Listed	Listed	Listed	Listed
	Construction	Development	Redevelopment	Wholesale Data	Controlled
	Projects (1)	Projects (1)	Projects (1)	Center (1)	Land	Other	Total

Baltimore/Washington Corridor	$61,084	$25,253	$—	$—	$84,469	$9,317	$180,123
Northern Virginia	23,383	8,478	44,704	—	36,713	—	113,278
Greater Baltimore	30,514	—	—	—	80,941	295	111,750
Colorado Springs	—	—	—	—	48,358	215	48,573
Suburban Maryland	—	—	—	—	24,022	321	24,343
St. Mary’s and King George Counties	13,242	—	—	—	3,390	—	16,632
San Antonio	10,930	5,697	—	—	20,281	4,831	41,739
Greater Philadelphia	—	—	5,492	—	19,734	369	25,595
Huntsville, Alabama	5,533	1,026	—	—	12,940	—	19,499
Wholesale Data Center	—	—	—	169,285	—	—	169,285
Other	—	—	—	—	9,529	—	9,529

	$144,686	$40,454	$50,196	$169,285	$340,377	$15,348	$760,346

	Costs to date, by Balance Sheet line Item
	Listed	Listed	Listed	Listed	Listed
	Construction	Development	Redevelopment	Wholesale Data	Controlled
	Projects	Projects	Projects	Center	Land	Other	Total

Operating properties	$5,992	$—	$44,704	$31,084	$20,293	$—	$102,073
Land - development	20,108	18,704	—	5,377	204,458	—	248,647
Properties under construction and development, excluding associated land costs	117,050	21,750	5,492	132,824	115,598	14,960	407,674
Deferred leasing costs	1,536	—	—	—	28	388	1,952

	$144,686	$40,454	$50,196	$169,285	$340,377	$15,348	$760,346

(1) Including cost of land undergoing construction, development or redevelopment activities.

Land Controlled (1)

Location	Submarket	Status	Acres		Estimated Developable Square Feet

National Business Park - North	BWI Airport	Wholly owned	170		1,405,000
National Business Park - Cedar Knolls	BWI Airport	Wholly owned	7		260,000
1243 Winterson Road (AS 22)	BWI Airport	Wholly owned	2		30,000
940 Elkridge Landing Road (AS 7)	BWI Airport	Wholly owned	3		54,000
West Nursery Road	BWI Airport	Wholly owned	1		5,000
Arundel Preserve	BWI Airport	Consolidated JV- 50% interest/Under contract	56	up to	1,382,000
1460 Dorsey Road	BWI Airport	Wholly owned	6		60,000
Columbia Gateway Parcel T-11	Howard Co. Perimeter	Wholly owned	14		220,000
7125 Columbia Gateway Drive	Howard Co. Perimeter	Wholly owned	8		275,000
Riverwood	Howard Co. Perimeter	Wholly owned	5		27,000
Total Baltimore / Washington Corridor			272		3,718,000

Westfields Corporate Center	Dulles South	Wholly owned	23		400,000
Westfields - Park Center	Dulles South	Wholly owned	33		674,000
Woodland Park	Herndon	Wholly owned	5		225,000
Patriot Ridge	Springfield	Wholly owned	11		499,000
Total Northern Virginia			72		1,798,000

Canton Crossing	Baltimore	Wholly owned	10		773,000
White Marsh	White Marsh	Wholly owned	152		1,692,000
37 Allegheny Avenue	Towson	Wholly owned	0.3		40,000
North Gate Business Park	Harford County	Wholly owned	39		566,600
Total Greater Baltimore			201		3,071,600

Thomas Johnson Drive	Frederick	Wholly owned	6		170,000
Route 15 / Biggs Ford Road	Frederick	Wholly owned	107		1,000,000
Rockville Corporate Center	Rockville	Wholly owned	10		220,000
M Square Research Park	College Park	Consolidated JV- 50% interest/Under contract	49		510,000
Total Suburban Maryland			172		1,900,000

Arborcrest	Blue Bell	Wholly owned	8		790,000
Total Greater Philadelphia			8		790,000

Dahlgren Technology Center	King George County	Wholly owned	38		64,000
Expedition VII	St. Mary’s County	Wholly owned	6		60,000
Total St. Mary’s & King George Counties			44		124,000

InterQuest	I-25 North Corridor	Wholly owned	113		1,623,000
9965 Federal Drive	I-25 North Corridor	Wholly owned	4		30,000
Patriot Park	Colorado Springs East	Wholly owned	71		756,000
Aerotech Commerce	Colorado Springs East	Wholly owned	6		90,000
Total Colorado Springs			194		2,499,000

Northwest Crossroads	San Antonio Northwest	Wholly owned	31		375,000
Military Drive	San Antonio Northwest	Wholly owned	37		658,000
Total San Antonio			68		1,033,000

Redstone Gateway	Huntsville, AL	Consolidated JV - 85% interest/Under contract	443		4,302,000
Total Huntsville			443		4,302,000

Indian Head	Charles County, MD	Consolidated JV - 75% interest	208		967,000
Fort Ritchie (2)	Fort Ritchie	Wholly owned	591		—
Total Other			799		967,000

TOTAL			2,272		20,202,600

(1)	This land inventory schedule excludes all properties listed as under construction, redevelopment or under development as detailed on pages 25 and 26, and includes properties under ground lease to us.
(2)	Fort Ritchie includes 283,565 square feet of existing office space targeted for future redevelopment and 110 existing usable residential units.

Summary of Construction Projects

(dollars in thousands)

									Actual or
				Total	Percentage	as of June 30, 2011 (1)			Anticipated
				Rentable	Leased	Anticipated		Cost to	Construction	Anticipated
		Park/		Square	as of	total	Cost	date placed	Completion	Operational
Property and Location		Submarket	Ownership	Feet	6/30/11	cost	to date	in service	Date (2)	Date (3)

Under Construction

316 Sentinel Way (316 NBP) Annapolis Junction, Maryland		BWI Airport	Wholly owned	125,150	0%	$27,869	$23,269	—	1Q 11	1Q 12

7205 Riverwood Road Columbia, Maryland		Howard Co. Perimeter	Wholly owned	89,295	0%	18,900	9,874	—	4Q 11	4Q 12

Subtotal Government				214,445	0%	$46,769	$33,143	$—
% of Total Drivers				18%

410 National Business Parkway Annapolis Junction, Maryland		BWI Airport	Wholly owned	109,538	0%	$25,643	$11,765	—	4Q 11	4Q 12

430 National Business Parkway Annapolis Junction, Maryland		BWI Airport	Wholly owned	109,407	56%	24,942	16,176	—	2Q 11	2Q 12

7770 Backlick Road (Patriot Ridge) Springfield, Virginia		Springfield	Wholly owned	240,581	0%	77,172	23,383	—	2Q 12	2Q 13

206 Research Boulevard Aberdeen, Maryland		Harford County	Wholly owned	128,119	0%	25,764	16,608	—	3Q 11	3Q 12

210 Research Boulevard Aberdeen, Maryland	(4)	Harford County	Wholly owned	79,573	35%	16,898	13,905	5,992	4Q 10	4Q 11

45310 Abell House Lane California, Maryland		St. Mary’s County	Wholly owned	82,842	100%	18,080	13,242	—	3Q 11	4Q 11

100 Sentry Gateway San Antonio, Texas		San Antonio Northwest	Wholly owned	94,961	0%	15,433	10,930	—	4Q 10	4Q 11

1000 Redstone Gateway Huntsville, Alabama		Huntsville	Consolidated Joint Venture	114,891	0%	21,231	5,534	—	4Q 11	4Q 12

Subtotal Defense Information Technology				959,912	18%	$225,163	$111,543	$5,992
% of Total Drivers				82%

Total Under Construction				1,174,357	15%	$271,932	$144,686	$5,992

(1) Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(2) Actual or anticipated construction completion date is the estimated date of completion of the building shell.

(3) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4) Although classified as “Under Construction,” 27,551 square feet are operational.

Demand Driver Categories (as classified by COPT management):

* Defense Information Technology:  Development opportunity created through our current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

* Government:  Development opportunity created through our existing and future relationship with various agencies of the government of the United States of America.  Excludes Government tenancy included in Defense Information Technology.

* Market Demand:  Development opportunity created through perceived unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

* Research Park:  Development opportunity created through specific research park relationship.

Summary of Development and Redevelopment Projects

(dollars in thousands)

									Actual or
				Total	Percentage	as of June 30, 2011 (1)			Anticipated
				Rentable	Leased	Anticipated		Cost to	Construction	Anticipated
		Park/		Square	as of	total	Cost	date placed	Completion	Operational
Property and Location		Submarket	Ownership	Feet	6/30/11	cost	to date	in service	Date (2)	Date (3)

Under Redevelopment

3120 Fairview Park Drive Herndon, Virginia	(4)	Herndon	Wholly owned	183,440	36%	$57,800	$44,704	$44,704	4Q10	4Q11

751 Arbor Way (Hillcrest I) Blue Bell, Pennsylvania		Greater Philadelphia	Wholly owned	113,800	0%	20,400	5,492	—	4Q 11	4Q 12

Total Redevelopment				297,240		$78,200	$50,196	$44,704

Under Development

312 Sentinel Way Annapolis Junction, Maryland		BWI Airport	Wholly owned	125,000	N/A	30,800	10,827		4Q 12	4Q 13

8100 Potranco Road San Antonio, Texas		San Antonio Northwest	Wholly owned	125,000	N/A	25,200	3,393		1Q 13	1Q 14

Subtotal Government				250,000		$56,000	$14,220
% of Total Drivers				24%

560 National Business Parkway Annapolis Junction, Maryland		BWI Airport	Wholly owned	120,000	N/A	$31,000	$5,772		2Q 13	2Q 14

420 National Business Parkway Annapolis Junction, Maryland		BWI Airport	Wholly owned	140,000	N/A	36,000	8,654		3Q 12	3Q 13

7800 Backlick Road (Patriot Ridge) Springfield, Virginia		Springfield	Wholly owned	239,000	N/A	71,000	8,478		2Q 13	2Q 14

200 Sentry Gateway San Antonio, Texas		San Antonio Northwest	Wholly owned	93,830	N/A	15,800	2,304		3Q 12	3Q 13

1200 Redstone Gateway (Building 2) Huntsville, Alabama		Huntsville	Consolidated Joint Venture	120,000	N/A	24,500	919		4Q 12	4Q 13

7200 Redstone Gateway (Flex) Huntsville, Alabama		Huntsville	Consolidated Joint Venture	63,000	N/A	7,700	107		3Q 12	3Q 13

Subtotal Defense Information Technology				775,830		$186,000	$26,234
% of Total Drivers				76%

Total Under Development				1,025,830		$242,000	$40,454

(1) Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.  For properties previously operated prior to placing into redevelopment, only incremental costs of redevelopment are included.

(2) Actual or anticipated construction completion date is the estimated date of completion of the building shell.

(3) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4) This property was shell complete in 2008 and we acquired in December 2010.  For accounting purposes, this space was 100% operational upon acquisition.  For occupancy reporting, we are including the space as “Under Redevelopment” until the earlier of when leases commence or one year from the date of acquisition.  42,910 square feet are operational.

Demand Driver Categories (as classified by COPT management):

* Defense Information Technology:  Development opportunity created through our current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

* Government:  Development opportunity created through our existing and future relationship with various agencies of the government of the United States of America.  Excludes Government tenancy included in Defense Information Technology.

* Market Demand:  Development opportunity created through perceived unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

* Research Park:  Development opportunity created through a specific research park relationship.

Office Property Construction Placed into Service in 2011 (1)

			Total
			Rentable
			Square Feet
			Upon	Development Square Feet Placed into Service
	Business Park/		Construction		Year 2011			As of June 30, 2011 (2)
Property and Location	Submarket	Ownership	Completion	Year 2010	1st Quarter	2nd Quarter	Total	Occupied %	Leased %
209 Research Boulevard
Aberdeen, Maryland	Harford County	Wholly owned	77,192	47,930	6,097	23,165	77,192	93%	100%

308 Sentinel Drive (308 NBP)
Annapolis Junction, Maryland	BWI Airport	Wholly owned	151,207	31,127	120,080	—	151,207	98%	100%

Total Construction Placed Into Service			228,399	79,057	126,177	23,165	228,399

(1) Includes construction properties with space placed into service in 2011.

(2) Represents occupancy and leasing percentages of square feet placed into service.

Construction Leasing Trend Analysis Over Previous Five Quarters (1)

			Total
			Rentable	Construction
			Square	Commencement	Cumulative Square Feet Leased as of
Property and Location	Submarket	Ownership	Feet	Date	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011

316 Sentinel Way (316 NBP)
Annapolis Junction, Maryland	BWI Airport	Wholly owned	125,150	1Q 10	—	—	—	—	—

324 Sentinel Way (324 NBP)
Annapolis Junction, Maryland	BWI Airport	Wholly owned	125,118	1Q 09	125,118	125,118	125,118	125,118	125,118

7205 Riverwood Road
Columbia, Maryland	Howard Co. Perimeter	Wholly owned	89,295	4Q 10	—	—	—	—	—

8000 Potranco Road
San Antonio, Texas	San Antonio Northwest	Wholly owned	125,157	1Q 09	125,157	125,157	125,157	125,157	125,157

8030 Potranco Road
San Antonio, Texas	San Antonio Northwest	Wholly owned	125,155	1Q 09	125,155	125,155	125,155	125,155	125,155

Subtotal Government			589,875		375,430	375,430	375,430	375,430	375,430
					64%	64%	64%	64%	64%

300 Sentinel Drive (300 NBP)
Annapolis Junction, Maryland	BWI Airport	Wholly owned	193,296	1Q 08	155,930	155,930	166,872	190,529	190,529

308 Sentinel Drive (308 NBP)
Annapolis Junction, Maryland	BWI Airport	Wholly owned	151,207	3Q 09	27,956	148,482	148,482	148,482	151,207

410 National Business Parkway
Annapolis Junction, Maryland	BWI Airport	Wholly owned	109,538	4Q 10	—	—	—	—	—

430 National Business Parkway
Annapolis Junction, Maryland	BWI Airport	Wholly owned	109,407	3Q 10	—	—	—	—	60,726

7770 Backlick Road (Patriot Ridge)
Springfield, Virginia	Springfield	Wholly owned	240,581	1Q 11	—	—	—	—	—

206 Research Boulevard
Aberdeen, Maryland	Harford County	Wholly owned	128,119	3Q 10	—	—	—	—	—

209 Research Boulevard
Aberdeen, Maryland	Harford County	Wholly owned	77,192	1Q 09	65,662	77,192	77,192	77,192	77,192

210 Research Boulevard
Aberdeen, Maryland	Harford County	Wholly owned	79,573	4Q 09	27,551	27,551	27,551	27,551	27,551

10807 New Allegiance Drive
Colorado Springs, Colorado	1-25 North Cooridor	Wholly owned	145,723	2Q 08	59,993	59,993	59,993	59,993	59,993

565 Space Center Drive (Patriot Park)
Colorado Springs, Colorado	Colorado Springs East	Wholly owned	89,899	2Q 08	1,949	1,949	1,949	1,949	1,949

45310 Abell House Lane (2)
California, MD	St. Mary’s County	Wholly owned	82,842	4Q 10	82,842	82,842	82,842	82,842	82,842

100 Sentry Gateway
San Antonio, Texas	San Antonio Northwest	Wholly owned	94,961	1Q 10	—	—	—	—	—

1000 Redstone Gateway		Consolidated
Huntsville, Alabama	Huntsville	Joint Venture	114,891	1Q 11	—	—	—	—	—

Subtotal Defense Information Technology			1,617,229		421,883	553,939	564,881	588,538	651,989
					26%	34%	35%	36%	40%

Total Construction Leasing			2,207,104		797,313	929,369	940,311	963,968	1,027,419

Percent Leased					36%	42%	43%	44%	47%

(1) Includes office properties not included in same office that were under active construction as of period end or for which construction was recently completed.

(2) We acquired this property in August 2010.

Wholesale Data Center Summary

(dollars in thousands)

Actual or
			Initial	Critical Load				Anticipated
		Raised Floor	Stabilization	Upon		Anticipated		Construction	Anticipated	NOI for
	Gross Building	Square	Critical Load	Completion	MW	Total	Cost	Completion	Operational	Three Months
Property and Location	Area	Footage (1)	(in MWs) (2)	Leased	Operational	Cost (3)	to date	Date (4)	Date (5)	Ended 6/30/11

Power Loft @ Innovation
9651 Hornbaker Road
Manassas, Virginia	233,000	100,000	18	17%	11%	$270,500	$169,285	4Q 12	1Q 13	$445

Lease Expiration Analysis

					Total
	Number				Annual Rental
	of Leases	Raised Floor	Critical Load	Critical Load	Revenue of
Year of Lease Expiration	Expiring	Square Footage	Leased (MW)	Used (MW)	Expiring Leases

2019	1	7,172	1	1	$2,057
2020	1	19,023	2	1	2,084

			3	2	$4,141

(1) Raised floor square footage is that portion of the gross building area where tenants locate their computer servers. Raised floor area is considered to be the net rentable square footage.

(2) Critical load is the power available for exclusive use of tenants in the property (expressed in terms of megawatts (“MWs”)).

(3) Anticipated total cost includes land, construction and leasing costs.

(4) Actual or anticipated construction completion date is the estimated date of completion of the building shell and equipment fit-out.

(5) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Quarterly Common Equity Analysis

(Dollars and shares in thousands, except per share amounts)

			As if Converted		Diluted
SHAREHOLDER CLASSIFICATION	Common	Common	Preferred		Ownership
As of June 30, 2011:	Shares	Units	Shares/Units	Total	% of Total

Insiders	1,062,565	3,738,427	—	4,800,992	6.24%
Non-insiders	70,829,066	643,255	610,014	72,082,335	93.76%
	71,891,631	4,381,682	610,014	76,883,327	100.00%

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
COMMON EQUITY - End of Quarter
Common Shares	71,892	67,104	66,932	59,406	59,288
Common Units	4,382	4,386	4,403	4,446	4,456
Total	76,273	71,490	71,334	63,852	63,744
End of Quarter Common Share Price	$31.11	$36.14	$34.95	$37.31	$37.76
Market Value of Common Shares/Units	$2,372,863	$2,583,646	$2,493,134	$2,382,318	$2,406,973

Common Shares Trading Volume
Average Daily Volume (Shares)	779	711	784	728	887
Average Daily Volume	$26,322	$25,009	$27,910	$27,241	$35,095
As a Percentage of Weighted Average Common Shares	1.1%	1.1%	1.2%	1.2%	1.5%

Common Share Price Range (price per share)
Quarterly High	$36.79	$36.90	$38.96	$39.85	$43.61
Quarterly Low	$30.63	$33.83	$33.33	$35.04	$34.82
Quarterly Average	$33.81	$35.20	$35.59	$37.44	$39.58

Quarterly Preferred Equity and Total Market Capitalization Analysis

(dollars and shares in thousands, except per share amounts)

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
PREFERRED EQUITY
Convertible Preferred Equity - End of Quarter
Convertible Series I Preferred Units Outstanding	352	352	352	352	352
Conversion Ratio	0.5000	0.5000	0.5000	0.5000	0.5000
Common Shares Issued Assuming Conversion	176	176	176	176	176

Convertible Series K Preferred Shares Outstanding	532	532	532	532	532
Conversion Ratio	0.8163	0.8163	0.8163	0.8163	0.8163
Common Shares Issued Assuming Conversion	434	434	434	434	434

Nonconvertible Preferred Equity - End of Quarter
Redeemable Series G Shares Outstanding	2,200	2,200	2,200	2,200	2,200
Redeemable Series H Shares Outstanding	2,000	2,000	2,000	2,000	2,000
Redeemable Series J Shares Outstanding	3,390	3,390	3,390	3,390	3,390
Total Nonconvertible Preferred Equity	7,590	7,590	7,590	7,590	7,590
Convertible Preferred Equity
Convertible Series K Shares Outstanding	884	884	884	884	884
Total Preferred Equity	8,474	8,474	8,474	8,474	8,474

Nonconvertible Preferred Equity ($25 par value)
Redeemable Series G Shares	$55,000	$55,000	$55,000	$55,000	$55,000
Redeemable Series H Shares	50,000	50,000	50,000	50,000	50,000
Redeemable Series J Shares	84,750	84,750	84,750	84,750	84,750
Total Nonconvertible Preferred Equity	$189,750	$189,750	$189,750	$189,750	$189,750

Convertible Preferred Equity ($25 liquidation value)
Convertible Series I Units	$8,800	$8,800	$8,800	$8,800	$8,800
Convertible Preferred Equity ($50 liquidation value)
Convertible Series K Shares	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	$35,383	$35,383	$35,383	$35,383	$35,383
Total Liquidation Value of Preferred Equity	$225,133	$225,133	$225,133	$225,133	$225,133

CAPITALIZATION
Liquidation Value of Preferred Shares/Units	$225,133	$225,133	$225,133	$225,133	$225,133
Market Value of Common Shares/Units	2,372,863	2,583,646	2,493,134	2,382,318	2,406,973
Total Equity Market Capitalization	$2,597,996	$2,808,779	$2,718,267	$2,607,451	$2,632,107

Total Debt	$2,299,416	$2,396,795	$2,323,681	$2,468,419	$2,182,375

Total Market Capitalization	$4,897,412	$5,205,574	$5,041,948	$5,075,870	$4,814,482

Dividend Analysis

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10
Common Share Dividends
Dividends per share/unit	$0.4125	$0.4125	$0.4125	$0.4125	$0.3925	$0.8250	$0.7850
Increase over prior period	0.0%	0.0%	0.0%	5.1%	0.0%	5.1%	5.4%

Common Dividend Payout Ratios
Diluted FFO Payout, as adjusted for comparability	75.8%	79.2%	61.7%	71.3%	73.2%	77.4%	74.2%

Diluted AFFO Payout	121.9%	142.4%	95.0%	89.3%	92.6%	131.1%	95.8%

Diluted AFFO Payout, as adjusted for recurring capital expenditures of properties included in Strategic Reallocation Plan	111.3%	111.9%	N/A	N/A	N/A	111.6%	N/A

Dividend Coverage - Diluted FFO, as adjusted for comparability	1.32x	1.26x	1.62x	1.40x	1.37x	1.29x	1.35x

Dividend Coverage - Diluted AFFO	0.82x	0.70x	1.05x	1.12x	1.08x	0.76x	1.04x

Common Dividend Yields
Dividend Yield at Quarter End	5.30%	4.57%	4.72%	4.42%	4.16%

Series I Preferred Unit Distributions
Preferred Unit Distributions Per Unit	$0.46875	$0.46875	$0.46875	$0.46875	$0.46875
Preferred Unit Distributions Yield	7.500%	7.500%	7.500%	7.500%	7.500%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

Series G Preferred Share Dividends
Preferred Share Dividends Per Share	$0.50000	$0.50000	$0.50000	$0.50000	$0.50000
Preferred Share Dividend Yield	8.000%	8.000%	8.000%	8.000%	8.000%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

Series H Preferred Share Dividends
Preferred Share Dividends Per Share	$0.46875	$0.46875	$0.46875	$0.46875	$0.46875
Preferred Share Dividend Yield	7.500%	7.500%	7.500%	7.500%	7.500%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

Series J Preferred Share Dividends
Preferred Share Dividends Per Share	$0.47656	$0.47656	$0.47656	$0.47656	$0.47656
Preferred Share Dividend Yield	7.625%	7.625%	7.625%	7.625%	7.625%
Quarter End Recorded Book Value	$25.00	$25.00	$25.00	$25.00	$25.00

Series K Preferred Share Dividends
Preferred Share Dividends Per Share	$0.70000	$0.70000	$0.70000	$0.70000	$0.70000
Preferred Share Dividend Yield	5.600%	5.600%	5.600%	5.600%	5.600%
Quarter End Recorded Book Value	$50.00	$50.00	$50.00	$50.00	$50.00

Second Quarter 2011

Debt Analysis

(dollars in thousands)

	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10
Debt Outstanding
Mortgage Loans	$1,378,287	$1,484,892	$1,485,860	$1,449,817	$1,432,544
Construction Loans (1)	191,754	178,365	159,092	138,655	119,640
Unsecured Revolving Credit Facility (2)	342,000	348,000	295,000	498,000	250,000
Exchangeable Senior Notes	387,375	385,538	383,729	381,947	380,191
	$2,299,416	$2,396,795	$2,323,681	$2,468,419	$2,182,375

Interest Rate Data
Fixed-Mortgage Loans	$1,068,364	$1,174,656	$1,175,305	$1,179,060	$1,161,652
Fixed-Exchangeable Senior Notes	387,375	385,538	383,729	381,947	380,191
Variable Rate Loans	434,101	426,849	504,712	687,412	420,532
Variable Rate Loans Subject to Interest Rate Swaps (3)	409,576	409,752	259,935	220,000	220,000
	$2,299,416	$2,396,795	$2,323,681	$2,468,419	$2,182,375

% of Fixed Rate Loans (3)	81.12%	82.19%	78.28%	72.15%	80.73%
% of Variable Rate Loans (3)	18.88%	17.81%	21.72%	27.85%	19.27%
	100.00%	100.00%	100.00%	100.00%	100.00%

	Three Months Ended					Six Months Ended
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
Average Contract Interest Rates
Mortgage & Construction Loans	5.21%	5.26%	5.30%	5.39%	5.43%	5.24%	5.44%
Unsecured Revolving Credit Facility (4)	2.13%	2.18%	2.07%	2.19%	2.53%	2.15%	2.15%
Exchangeable Senior Notes (5)	3.95%	3.95%	3.95%	3.95%	3.95%	3.95%	3.83%
Total Weighted Average	4.88%	4.91%	4.92%	5.06%	5.26%	4.89%	5.04%

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include the effect of discontinued operations
NOI interest coverage ratio	3.20x	3.03x	3.24x	3.01x	3.05x	3.11x	3.08x
Adjusted EBITDA interest coverage ratio	3.10x	2.93x	3.36x	2.85x	2.85x	3.02x	2.90x
NOI debt service coverage ratio	2.77x	2.61x	2.81x	2.62x	2.64x	2.69x	2.65x
Adjusted EBITDA debt service coverage ratio	2.69x	2.52x	2.92x	2.49x	2.47x	2.61x	2.50x
NOI fixed charge coverage ratio	2.72x	2.57x	2.75x	2.55x	2.57x	2.64x	2.58x
Adjusted EBITDA fixed charge coverage ratio	2.63x	2.49x	2.86x	2.42x	2.41x	2.56x	2.44x
Debt to Adjusted EBITDA ratio (6)	7.87x	8.66x	7.29x	9.21x	8.36x
Adjusted debt to Adjusted EBITDA ratio (7)	6.39x	7.23x	6.08x	7.93x	7.14x

(1) Includes $175.0 million due under our Revolving Construction Facility at June 30, 2011.  This facility provides for the borrowing of up to $225.0 million to finance construction of the Company’s wholly owned buildings.

(2) As of June 30, 2011, our borrowing capacity under the Revolving Credit Facility was $800.0 million, of which $452.1 million was available.

(3) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

(4) Includes effect of interest expense incurred on interest rate swaps.

(5) Represents the weighted average of the stated interest rates on our Exchangeable Senior Notes.

(6) Represents debt divided by Adjusted EBITDA for the three month period multiplied by four.

(7) Represents debt adjusted to subtract construction in progress as of period end divided by Adjusted EBITDA for the three month period multiplied by four.

Second Quarter 2011

Debt Maturity Schedule

(dollars in thousands)

								Exchangeable
	Non-Recourse Debt (1)			Recourse Debt (2)				Senior Notes (3)
Year of Maturity	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity	Weighted Average Interest Rate of Amounts Maturing	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity	Weighted Average Interest Rate of Amounts Maturing	Revolver (2)	Balloon Payments Due on Maturity	Total Scheduled Payments

July - September	$3,113	$—	N/A	$257	$—	N/A	$342,000	$162,500	$507,870
October - December	3,186	—	N/A	258	$—	N/A	—	—	3,444
Total 2011(4)	$6,299	$—	N/A	$515	$—	N/A	$342,000	$162,500	$511,314

2012(5)	12,802	257,523		1,065	191,754		—	—	463,144
2013	10,075	134,843		1,131	—		—	—	146,049
2014(6)	6,687	175,931		841	26,766		—	—	210,225
2015	5,209	135,734		529	19,000		—	240,000	400,472
2016	3,481	274,605		556	—		—	—	278,642
Thereafter	193	300,609		3,025	50		—	—	303,877
	$44,746	$1,279,245		$7,662	$237,570		$342,000	$402,500	$2,313,723

								Net discount	(14,307)
								Total Debt	$2,299,416

Notes:

(1)

Certain mortgages contain extension options, generally either for a period of six months or one year, subject to certain conditions. The maturity dates presented above in the table assume that the extension options have not been exercised.

(2)	As of June 30, 2011, our borrowing capacity under the Revolving Credit Facility was $800.0 million, of which $452.1 million was available.
(3)

3.5% Exchangeable Senior Notes totaling $162.5 million mature in September 2026 but are subject to a put by the holders in September 2011 and every five years thereafter. 4.25% Exchangeable Senior Notes totaling $240.0 million mature in April 2030 but are subject to a put by the holders in April 2015 and every five years thereafter.

(4)	Includes $342.0 million due under our Revolving Credit Facility at June 30, 2011 that may be extended by us for a one-year period, subject to certain conditions.
(5)

Includes $175.0 million due under our Revolving Construction Facility at June 30, 2011. This facility provides for borrowings of up to $225.0 million to finance construction of the Company’s wholly owned buildings.

(6)	We have $73.5 million of nonrecourse debt maturing in 2034 that may be prepaid in 2014, subject to certain conditions. The above table includes $69.2 million in maturities on these loans in 2014.

Summary of Consolidated Joint Ventures

(dollars in thousands)

	Operational		Total	Property Level	% COPT
Operating Properties	Square Feet	Occupancy	Assets (1)	Debt	Owned
Baltimore/Washington Corridor:
7740 Milestone Parkway	143,823	6.0%	$27,927	$16,753	50%

Suburban Maryland:
4230 Forbes Boulevard	55,866	70.3%	4,002	—	50%
M Square - operating properties			54,707	39,576	50%
5825 University Research Drive	118,620	74.8%
5850 University Research Drive	123,449	100.0%

Total/Average	441,758	58.9%	$86,636	$56,329
NOI of Operating Properties for Three Months Ended June 30, 2011 (2)	$1,325
NOI of Operating Properties for Six Months Ended June 30, 2011 (2)	$2,839

	Estimated
	Developable	Total	Property-Level	% COPT
Non-operational Properties	Square Feet	Assets (1)	Debt	Owned
Baltimore/Washington Corridor:
7742-7874 Milestone Parkway	1,382,000	$5,249	—	50%

Suburban Maryland:
Indian Head Technology Center
Business Park	967,000	6,492	—	75%
M Square Research Park	510,000	4,656	—	50%

Huntsville, AL:
Redstone Gateway	4,600,000	30,065	—	85%
Total	7,459,000	$46,462	$—

(1)   Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)   Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Summary of Unconsolidated Joint Venture

(dollars in thousands)

	Operational
Property and Location	Square Feet	Occupancy
Greater Harrisburg:
2605 Interstate Drive	79,456	100.0%
2601 Market Place	65,411	90.0%
6340 Flank Drive	68,200	100.0%
6345 Flank Drive	69,443	63.0%
6360 Flank Drive	46,589	39.1%
6375 Flank Drive	19,783	71.3%
6380 Flank Drive	32,668	80.6%
6385 Flank Drive	32,932	89.4%
6400 Flank Drive	52,439	26.5%
6405 Flank Drive	32,000	0.0%
75 Shannon Road	20,887	0.0%
85 Shannon Road	12,863	100.0%
95 Shannon Road	21,976	100.0%
5035 Ritter Road	56,556	100.0%
5070 Ritter Road - Building A	31,710	36.4%
5070 Ritter Road - Building B	28,347	82.0%

Total/Average	671,260	71.3%

COPT Investment	$(5,841)
Total Assets	$64,180
Property Level Debt	$65,217
NOI of Operating Properties for Three Months Ended June 30, 2011 (1)	$911
NOI of Operating Properties for Six Months Ended June 30, 2011 (1)	$1,849
% COPT Owned	20%

(1) Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Supplementary Reconciliations of Non-GAAP Measures

(in thousands)

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10

Net (loss) income	$(26,007)	$(18,566)	$16,752	$8,926	$9,151	$(44,573)	$19,826
Interest expense on continuing and discontinued operations	26,830	26,928	26,878	26,626	25,921	53,758	48,624
Total income tax (benefit) expense	(5,042)	(544)	33	27	7	(5,586)	59
Depreciation of furniture, fixtures and equipment (FF&E)	623	625	642	652	632	1,248	1,282
Real estate-related depreciation and amortization	32,049	33,020	35,347	30,745	29,548	65,069	57,151
Impairment losses	44,605	27,742	—	—	—	72,347	—
Adjusted EBITDA	$73,058	$69,205	$79,652	$66,976	$65,259	$142,263	$126,942
Add back:
General and administrative	6,320	6,777	6,103	6,079	5,926	13,097	11,826
Business development	588	488	691	2,886	465	1,076	620
Depreciation of FF&E	(623)	(625)	(642)	(652)	(632)	(1,248)	(1,282)
Income from construction contracts and other service operations	(1,188)	(410)	(483)	(261)	(663)	(1,598)	(1,629)
Interest and other income	(2,756)	(1,168)	(7,626)	(395)	(245)	(3,924)	(1,547)
Loss on early extinguishment of debt	25	—	—	—	—	25	—
Gain on sales of operating properties	(150)	—	4	(784)	—	(150)	(297)
Non-operational property sales	(16)	(2,701)	—	(2,477)	(335)	(2,717)	(363)
Equity in (income) loss of unconsolidated entities	94	(30)	(1,005)	(648)	72	64	277
NOI	$75,352	$71,536	$76,694	$70,724	$69,847	$146,888	$134,547

Discontinued Operations
Revenues from real estate operations	$2,263	$2,283	$3,566	$3,052	$3,262	$4,546	$6,627
Property operating expenses	(733)	(1,195)	(779)	(889)	(884)	(1,928)	(2,234)
Depreciation and amortization	(609)	(1,630)	(1,337)	(812)	(828)	(2,239)	(1,620)
Interest	(223)	(289)	(256)	(351)	(345)	(512)	(556)
Impairment losses	(6,315)	—	—	—	—	(6,315)	—
Gain (loss) on sales of depreciated real estate properties	150	—	(4)	784	—	150	297
Discontinued operations	$(5,467)	$(831)	$1,190	$1,784	$1,205	$(6,298)	$2,514

Gain on sales of real estate, net, per statements of operations	$16	$2,701	$—	$2,477	$335	$2,717	$352
Add income taxes	—	—	—	—	—	—	11
Gain on sales of real estate from discontinued operations	150	—	(4)	784	—	150	297
Gain on sales of real estate from continuing and discontinued operations	166	2,701	(4)	3,261	335	2,867	660
Gain on sales of non-operating properties	(16)	(2,701)	—	(2,477)	(335)	(2,717)	(363)
Gain on sales of operating properties	$150	$—	$(4)	$784	$—	$150	$297

Weighted Average Shares for period ended:
Common Shares Outstanding	68,446	66,340	63,404	58,656	58,489	67,399	58,169
Dilutive effect of share-based compensation awards	151	261	236	296	421	205	405
Common Units	4,382	4,396	4,412	4,453	4,558	4,389	4,786
Denominator for FFO per share - diluted	72,979	70,997	68,052	63,405	63,468	71,993	63,360

Denominator for diluted EPS	72,828	70,736	63,640	58,952	58,910	71,788	58,574
Anti-dilutive EPS effect of share-based compensation awards	151	261	—	—	—	205	—
Weighted average common units	—	—	4,412	4,453	4,558	—	4,786
Denominator for diluted FFO per share	72,979	70,997	68,052	63,405	63,468	71,993	63,360

Supplementary Reconciliations of Non-GAAP Measures (continued)

(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/11	3/31/11	12/31/10	9/30/10	6/30/10	6/30/11	6/30/10

Total Assets or Denominator for Debt to Total Assets	$3,868,230	$3,865,809	$3,844,517	$3,737,372	$3,467,283
Accumulated depreciation	534,407	526,825	503,032	479,218	464,408
Intangible assets on real estate acquisitions, net	99,917	106,444	113,735	123,307	96,151
Assets other than assets included in properties, net	(395,369)	(397,038)	(399,062)	(388,222)	(336,769)
Denominator for Debt to Undepreciated Book Value of Real Estate Assets	$4,107,185	$4,102,040	$4,062,222	$3,951,675	$3,691,073

GAAP revenues from real estate operations from continuing operations	$118,543	$120,158	$120,147	$111,976	$106,729	$238,701	$216,360
Revenues from discontinued operations	2,263	2,283	3,566	3,052	3,262	4,546	6,627
Real estate revenues from continuing and discontinued operations	$120,806	$122,441	$123,713	$115,028	$109,991	$243,247	$222,987

GAAP revenues from real estate operations from continuing operations	$118,543	$120,158	$120,147	$111,976	$106,729	$238,701	$216,360
Property operating expenses	(44,721)	(49,710)	(46,240)	(43,415)	(39,260)	(94,431)	(86,206)
Revenues from discontinued operations	2,263	2,283	3,566	3,052	3,262	4,546	6,627
Property operating expenses from discontinued operations	(733)	(1,195)	(779)	(889)	(884)	(1,928)	(2,234)
NOI	$75,352	$71,536	$76,694	$70,724	$69,847	$146,888	$134,547

Depreciation and amortization assoc. with real estate operations from continuing operations	$31,440	$31,390	$34,010	$29,933	$28,720	$62,830	$55,531
Depreciation and amortization from discontinued operations	609	1,630	1,337	812	828	2,239	1,620
Real estate-related depreciation and amortization	$32,049	$33,020	$35,347	$30,745	$29,548	$65,069	$57,151

Total tenant improvements and incentives on operating properties	$11,116	$13,270	$8,761	$7,789	$4,630	$24,386	$8,701
Total capital improvements on operating properties	2,426	1,990	6,879	1,717	1,524	4,416	2,394
Total leasing costs for operating properties	3,388	2,736	4,573	2,004	1,350	6,124	2,688
Less: Nonrecurring tenant improvements and incentives on operating properties	(875)	(2,448)	(3,003)	(1,067)	(136)	(3,323)	(213)
Less: Nonrecurring capital improvements on operating properties	(820)	(610)	(1,342)	(171)	(293)	(1,430)	(353)
Less: Nonrecurring leasing costs for operating properties	(347)	(616)	10	(120)	(3)	(963)	51
Add: Recurring capital expenditures on operating properties held through joint ventures	25	22	82	4	8	47	23
Recurring capital expenditures	$14,913	$14,344	$15,960	$10,156	$7,080	$29,257	$13,291

Interest expense from continuing operations	$26,607	$26,639	$26,622	$26,275	$25,576	$53,246	$48,068
Interest expense from discontinued operations	223	289	256	351	345	512	556
Total interest expense	$26,830	$26,928	$26,878	$26,626	$25,921	$53,758	$48,624
Less: Amortization of deferred financing costs	(1,702)	(1,759)	(1,696)	(1,554)	(1,495)	(3,461)	(2,621)
Less: Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	(1,582)	(1,558)	(1,503)	(1,541)	(1,488)	(3,140)	(2,270)
Denominator for interest coverage	$23,546	$23,611	$23,679	$23,531	$22,938	$47,157	$43,733
Scheduled principal amortization	3,623	3,798	3,607	3,420	3,500	7,421	6,969
Denominator for debt service coverage	$27,169	$27,409	$27,286	$26,951	$26,438	$54,578	$50,702
Scheduled principal amortization	(3,623)	(3,798)	(3,607)	(3,420)	(3,500)	(7,421)	(6,969)
Preferred dividends - redeemable non-convertible	4,026	4,025	4,026	4,025	4,026	8,051	8,051
Preferred distributions	165	165	165	165	165	330	330
Denominator for fixed charge coverage	$27,737	$27,801	$27,870	$27,721	$27,129	$55,538	$52,114

Preferred dividends	$4,026	$4,025	$4,026	$4,025	$4,026	$8,051	$8,051
Preferred distributions	165	165	165	165	165	330	330
Common distributions	1,808	1,809	1,816	1,834	1,749	3,617	3,616
Common dividends	29,632	27,704	27,597	24,494	23,259	57,336	46,419
Total dividends/distributions	$35,631	$33,703	$33,604	$30,518	$29,199	$69,334	$58,416

Common share dividends	$29,632	$27,704	$27,597	$24,494	$23,259	$57,336	$46,419
Common unit distributions	1,808	1,809	1,816	1,834	1,749	3,617	3,616
Dividends and distributions for payout ratios	$31,440	$29,513	$29,413	$26,328	$25,008	$60,953	$50,035

Debt, net	$2,299,416	$2,396,795	$2,323,681	$2,468,419	$2,182,375
Less: Construction in progress on held for sale properties	(22,934)	—	—	—	—
Less: Construction in progress	(407,674)	(396,170)	(386,195)	(344,924)	(319,846)
Adjusted debt for adjusted debt to EBITDA ratio	$1,868,808	$2,000,625	$1,937,486	$2,123,495	$1,862,529

Income (benefit) tax expense from continuing operations	$(5,042)	$(544)	$33	$27	$7	$(5,586)	$48
Income tax expense from gain on other sales of real estate	—	—	—	—	—	—	11
Total income tax expense	$(5,042)	$(544)	$33	$27	$7	$(5,586)	$59

Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Funds from operations (“FFO” or “FFO per NAREIT”)

Defined as net (loss) income computed using GAAP, excluding gains on sales of previously depreciated operating properties and real estate-related depreciation and amortization.  Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; we believe that inclusion of these development gains is in accordance with the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Basic FFO available to common share and common unit holders (“Basic FFO”)

This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)

Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO per share

Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)

Defined as Diluted FFO adjusted to exclude operating property acquisition costs, gain or loss on early extinguishment of debt and impairment losses, net of associated income tax.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability

Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)

Defined as Diluted FFO adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) amortization of discounts on our Exchangeable Senior Notes, net of amounts capitalized, (c) impairment losses, net of associated income tax, (d) operating property acquisition costs, (e) gain or loss on early extinguishment of debt and (f) accounting charges for original issuance costs associated with redeemed preferred shares; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, capital improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there).  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted AFFO, as adjusted for recurring capital expenditures of properties included in Strategic Reallocation Plan

Defined as Diluted AFFO adjusted to add back recurring capital expenditures of properties included in Strategic Reallocation Plan.  We believe that this measure is a useful supplemental measure of liquidity because it provides management and investors with an additional indication of our ability to incur and service debt and to fund dividends and other cash needs without the effect of the recurring capital expenditures that we expect to recover through the proceeds from the property dispositions.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this measure.

Net operating income (“NOI”)

NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general and administrative expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

Cash net operating income (“Cash NOI”)

Defined as NOI adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above or below market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees

Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is net (loss) income adjusted for the effects of interest expense, depreciation and amortization, impairment losses and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net (loss) income is the most directly comparable GAAP measure to adjusted EBITDA.

NOI Interest Coverage Ratio and Adjusted EBITDA Interest Coverage Ratio

These measures divide either NOI or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of discounts on our Exchangeable Senior Notes, net of amounts capitalized).

NOI Debt Service Coverage Ratio and Adjusted EBITDA Debt Service Coverage Ratio

These measures divide either NOI or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of discounts on our Exchangeable Senior Notes, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI Fixed Charge Coverage Ratio and Adjusted EBITDA Fixed Charge Coverage Ratio

These measures divide either NOI or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of discounts on our Exchangeable Senior Notes, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

Payout ratios based on: (1) Diluted FFO, as adjusted for comparability; (2) Diluted AFFO; and (3) Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plan

These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Dividend Coverage-Diluted FFO, as adjusted for comparability, and Dividend Coverage-Diluted AFFO

These measures divide either Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Debt to Adjusted EBITDA ratio

Defined as debt divided by Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Adjusted Debt to Adjusted EBITDA ratio

Defined as (1) debt adjusted to subtract construction in progress as of the end of the period divided by (2) Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Debt to Undepreciated Book Value of Real Estate Assets

Defined as the carrying value of our debt divided by total properties, net presented on our consolidated balance sheet excluding the effect of accumulated depreciation incurred to date on such properties.

Other Definitions

Acquisition costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of March 31, 2011, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Greater Washington/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, Suburban Maryland, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Same Office Properties — Operating office properties owned and 100% operational since January 1, 2010, excluding properties identified for disposition under our Strategic Reallocation Plan.

Strategic Reallocation Plan — Plan approved by our Board of Trustees on April 25, 2011 to dispose of properties that are no longer closely aligned with our strategy during the next three years.

Strategic Tenant Properties — Properties occupied primarily by tenants in the United States Government and defense information technology sectors and data centers serving such sectors.

Under Construction — Properties on which vertical construction activities are underway.

Under Development — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Under Redevelopment — Properties previously in operations on which activities to substantially renovate such properties are underway.